UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cyber Informatix, Inc.
(Name of small business issuer in its charter)

Nevada	7372	22-3968194
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1645 Cyrene Drive, Carson, California, 90746
Telephone: (306) 529-2652, Fax: (702) 543-4935
 (Address and telephone number of principal executive offices)

Suite # 490, 1785 E. Sahara Avenue, Las Vegas, Nevada  91737-6826
Telephone: (702) 364-2200, Facsimile: (702) 458-2100
(Name, address and telephone number of agent for service)

Please send correspondence to:
William L. MacDonald
Macdonald Tuskey Corporate & Securities Lawyers
Suite #1210, 777 Hornby Street, Vancouver, B.C., V6Z 1S4, Canada
Telephone: (604) 648-1670, Facsimile: (604) 681-4760

Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the  Securities  Act  registration  statement  number of the  earlier  effective registration statement for the same offering. ☐

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration statement for the same offering. ☐

If this Form is a  post-effective  amendment filed pursuant to Rule 462(d) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Cyber Informatix, Inc.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)

Common Stock to be offered for resale by selling stockholders	945,000	$ 0.02	$18,900	$2.02

Common Stock to be offered	2,500,000	$ 0.02	$50,000	$5.35

Total Registration Fee				$7.37

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

 (2) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated ___________________, 2009

Cyber Informatix, Inc.

PROSPECTUS

CYBER INFORMATIX, INC.
(A Nevada Corporation)

Subject to Completion
_____, 2009

OFFERING SHARES OF COMMON STOCK OF CYBER IINFORMATIX, INC.
Offering Maximum of 2,500,000 Shares, Offering Price:  $0.02, Minimum Individual Investment = 10,000 Shares
And
REGISTRATION OF 945,000 ISSUED SHARES OF COMMON STOCK OF CYBER INFORMATIX, INC.

This prospectus relates to an aggregate of 3,445,000 shares of common stock of Cyber Informatix, Inc. Of this total, the company is directly offering 2,500,000 common shares on a “best efforts” basis at $.02 per share. Our directors and officers will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. Cyber Informatix, Inc. offers for sale, on a self-underwritten basis, a maximum of 2,500,000 shares at a price of $0.02 per share in this offering. There is no minimum number of shares required to be sold to close the offering. However, each individual subscriber must purchase a minimum of 10,000 shares. The offering period will be open for 30 days and management at their sole discretion may terminate the offering at any time prior to the expiration of the initial 30 days of the offering. Management at their sole discretion may extend the period for an additional 60 days of the offering if not all 2,500,000 shares are sold at the end of the initial 30-day offering period. This is a direct participation offering since we, and not an underwriter, are offering the stock. There is no public market for the common stock and no assurance that a public market will develop by reason of this offering.

This prospectus also relates to the remaining 945,000 issued shares of common stock of Cyber Informatix, Inc. which may be resold from time to time by certain selling stockholders of the company identified on page 20 of this prospectus.  The shares were acquired by the selling shareholders directly from us in private offerings that were exempt from registration requirements of the Securities Act of 1933. Our selling stockholders may not offer or sell their shares of our common stock until the registration statement filed with the Securities and Exchange Commission is declared effective. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. Please see Plan of Distribution at page 31 for a detailed explanation of how the securities may be sold. The selling stockholders will be offering their shares of common stock at a price of $0.02 per share until the shares are quoted on the Over the Counter Bulletin Board. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

This is our initial public offering. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for all expenses of this offering. The offering price may not reflect the market price of our shares after the offering. The 2,500,000 shares offered directly by the company will be offered and sold by our officers and directors without any discounts or other commissions. There will be no broker or dealer participation.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is January 29, 2009

Cyber Informatix, Inc.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

Cyber Informatix, Inc.

As used in this prospectus, the terms "we", "us", "our", “the company”, mean Cyber Informatix, Inc., unless otherwise Indicated. All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY
Our Business

We are a small software design and e-commerce company in the development stage whose primary business is distributing economically-priced downloadable application software via the Internet. We were organized on September 10, 2007. Our administrative office is located at 1645 Cyrene Drive, Carson, California, 90746 . Our telephone number is (306)529-2652 and our facsimile number is (306)352-1597.   Our corporate resident agent in the state of Nevada is Spiegal & Ultrera Law Firm located at 1785 E. Sahara Avenue, Suite 490, Las Vegas, Nevada 89104 (Telephone:  702.364.2200, Facsimile 702.458.2100).

From September 10, 2007 (date of inception) through to the period ended September 30, 2008, our total sales were $931 and we realized a net loss of $(46,250). We generate our revenues from software downloads of our products from our website. Payment is made through our online integrated shopping cart that accepts a wide range of online payment methods, including PayPal, credit cards, and e-checks. On September 30, 2008, we had total assets of $62,106. Over the next 12 months, we intend to redevelop and upgrade our current suite of software products to be fully compatible with the new Microsoft PC operating system standard known as “Vista”.  We also intend to develop more software product applications in the future to add to our current product line.

Shares Being Offered For Resale By Selling Stockholders

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 945,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at a fixed price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Additionally, our company cannot provide any assurance that shares of our common stock will be traded on the OTC Bulletin Board. Please see the Plan of Distribution section at page 16 of this prospectus for a detailed explanation of how the common shares may be sold.

The selling stockholders will determine when and how they will sell the common stock offered in this prospectus.

Number of Shares Outstanding

There were 5,445,000 shares of our common stock issued and outstanding as at January 29, 2009 .

Assuming the maximum amount of the offering is completed and all 2,500,000 shares are sold, we will have 7,945,000 shares of our common stock issued and outstanding.

The Offering

This prospectus also covers the offering of new shares of common stock of up to 2,500,000 shares:

Maximum	2,500,000 shares of common stock
Duration of the offering	30 days after the date of this Prospectus or if we elect, in our sole discretion, an additional 60 days
Price to the Public	$0.02 per share in cash
Plan of Distribution
This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares in this offering will be offered and sold by Mr. Donald C. Jones, our Director, President and Chief Executive Officer.

Terms of the Offering
This is a BEST EFFORTS OFFERING. This is a no minimum offering. Accordingly, as shares are sold we will use the money raised for our business. Each individual subscriber must purchase a minimum of 10,000 shares. We cannot be certain that we will be able to sell enough shares to sufficiently fund our operations.

Cyber Informatix, Inc.

SUMMARY OF FINANCIAL DATA

We were only recently organized. Accordingly, we only recently commenced operations in the software development and e-commerce industry. We cannot be certain that we will ever generate positive earnings from our business.

	Three Months Ended September 30, 2008 (unaudited)	From Inception at September 10, 2007 through to June 30, 2008 (audited)
Revenue	$132	$799
Net Loss for the Period	$(13,634)	$(32,616)
Loss Per Share - basic and diluted	$(0.001)	$(0.001)
	As at September 30, 2008 (unaudited)	As at June 30, 2008 (audited)
Working Capital	$(91,660)	$(92,223)
Total Assets	$62,106	$65,519
Total Liabilities	92,006	92,835
Total Number of Issued Shares of Common Stock	5,445,000	5,445,000
Weighted Average Shares Outstanding	5,445,000	4,503,424
Accumulated Deficit in the development stage	$(46,250)	$(32,616)
Total Stockholders' Equity (Deficit)	$(29,900)	$(26,316)

RISK FACTORS

The purchase of the shares of common stock being offered pursuant to this prospectus is speculative and involves a high degree of risk. An investment in our common stock may result in a complete loss of the invested amount.

Our company is subject to those financial risks generally associated with development stage companies. Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations. However, we may be unable to obtain such financing. We are also subject to risks factors specific to our business strategy and industry. Rapid changes in technology, customer demands and industry standards associated with the Internet marketplace (e-commerce) may require us to introduce new products and services on a continual and timely basis before profitable operations can be attained. We may be unable to introduce new products and services on a timely basis. Moreover, there is no guarantee that any such products will allow us to achieve profitable operations in the future.

Before making an investment decision, prospective investors should carefully consider, along with other matters referred to in this prospectus,  the following risk factors, which have set forth all of the material  risks inherent in and affecting our business and this offering. Please consider the following risk factors before deciding to invest in our common stock:

Cyber Informatix, Inc.

RISKS RELATED TO OUR BUSINESS

Auditor’s Going Concern. There is substantial doubt about our company’s ability to continue as a going concern

Our auditor's report on our September 30, 2008 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our officers and directors may be unwilling or unable to loan or advance us additional capital, we believe that if we do not raise additional capital over the next 12 months, we may be required to suspend or cease the implementation of our business plans. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See "September 30, 2008 Financial Statements - Auditors Report."

As our company has been issued an opinion by our auditors that substantial doubt exists as to whether we can continue as a going concern, it may be difficult for us to attract investors.

We are a development-stage company with limited prior business operations and, accordingly, it is difficult to evaluate our business and prospects.

We are an e-commerce and software development company in the development stage. The likelihood of our success must be considered in light of our stage of development.  As of the date of this prospectus, we have only a limited number of customers that have downloaded and paid for our software products from our website. We cannot be certain that we will be successful in developing an online customer base to produce a profitable and sustainable e-commerce operation in the future.  We have only limited operating history on which you can base an evaluation of our business and prospects.  Our efforts, since inception, have been allocated primarily to the following:

•	Organizational activities;
•	Developing a business plan; and
•	Obtaining initial seed funding.
•	Acquiring software source code rights and building the website/e-commerce platform

You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a new business with limited operating history in a rapidly evolving market.  Our marketing program may be expected to encounter problems, complications, expenses and delays.  Further, we will be subject to many of the risks common to development-stage  enterprises,  including  undercapitalization, cash shortages, limitations with respect to personnel, technological,  financial and other resources and lack of a customer base and market recognition,  most of which are beyond our control. However, we can continue in operation for the next twelve months if we receive the proceeds from the shares being offered.  We anticipate that we will need at least $50,000 of additional capital to continue in operation for a period of approximately one year following the next twelve months.

We have realized very limited revenue and no earnings, and we may not be able to achieve profitable operations in the future.

We only recently began providing operations and have yet to achieve meaningful revenue.  As of the date of this prospectus, we have only a limited number of customers.  We realized only limited revenue of $931 and a net loss of $(46,250) for the period from inception at September 10, 2007 through September 30, 2008. We cannot be certain that we will achieve profitable operations in the future. See "Plan of Operation - Financial Condition, Liquidity and Capital Resources" and "Certain Transactions" for a more detailed description of our capitalization and financial condition.  During the development stage of our operations, the revenues generated from operations can be expected to be insufficient to cover expenses.

We expect  significant  increases in our costs and expenses that may result in continuing  losses for at least the next year,  which,  in turn,  may cause a dramatic  change in our business  plan or the sale,  merger or bankruptcy of our business.

Cyber Informatix, Inc.

We have incurred a net loss of $(46,250) through the date of this prospectus.  We cannot be certain that we will obtain enough customers or a high enough volume of service fees to generate sufficient revenue and achieve profitability.  We believe  that we will  continue  to incur  operating  and net losses for at least the next year,  and  possibly  longer,  and that the rate at which we incur these losses will increase  significantly from current levels. We intend to increase our costs and expenses substantially as we:

o Retain qualified technical consultants and/or employ additional personnel;
o Increase our marketing and advertising activities; and
o Increase our expenditures for software development of existing and new software applications to expand our product line to ultimately produce sustainable revenue streams.

We may find that these efforts will be more expensive than we currently anticipate or that these efforts may not result in proportional increases in our revenues, which would further increase our losses.

We have limited assets and working capital and minimal shareholders' equity and, if our financial condition does not improve, we may have to cease operations and our shareholders will lose their entire investment.

As of September 30, 2008, we had total assets of $62,106, including $346 in cash and cash equivalents, a working capital deficit of $(91,660) and total shareholders' equity of $(29,900). We have been funded with $74,413 in shareholder loans since inception. Accordingly, we have only very limited assets and financial resources and negative working capital.  After this offering,  which,  if  completed,  will  yield  net  proceeds  of a  maximum of approximately  $50,000,  our  working capital may be dissipated by current liabilities.  We cannot be certain that our financial condition will improve. We will cease operations and our shareholders will lose their entire investment if our financial condition does not improve.

We may not be able to continue in operation as a going concern.

In order to continue in operation as a going concern, we are dependent upon the anticipated proceeds of this offering, the receipt of additional funds from other sources to continue business operations and/or the achievement of profitable  operations. Since our inception on September 10, 2007, we have exhibited negative financial trends, including a cumulative net loss of approximately $(46,250). Our current liabilities exceed our current assets by $91,660 at September 30, 2008, primarily because of $74,413 in outstanding shareholder loans which are payable on demand. Our  business  plan,  including  this  offering,  which is calculated to mitigate the effects of these negative  trends,  may  not be  successful.   Our ability to operate for a period of approximately one year following the next twelve months is questionable. If we fail to raise additional capital of at least $50,000. Our projections to the effect that we will continue to generate increasing revenues from operations in fiscal 2009 and will be able to reduce operating costs through the deferral of expenses and contributed services by our officer, may not be accurate. If we are unable to raise additional funds or achieve profitability or if we encounter unexpected difficulties and expenses, then our business strategy may not be successful.

We may not succeed in establishing our software brand, which would adversely affect customer acceptance and our revenues.

The software development and software publishing business is highly competitive in nature. We may lose the opportunity to build a critical mass of customers if we do not establish our brand quickly. Promoting and positioning our brand will depend largely on the success of our marketing efforts and our ability to provide consistent, high quality customer experiences. We will incur additional losses if these brand promotion activities do not yield increased revenues.

Advertising in traditional media or on the Internet may not be available at reasonable cost  and,  if  we  incur  significantly   higher  expenditures  for advertising and promotion than we anticipate in order to establish our brand, we may  be  unable  to  achieve   profitability.   We  may  be  required  to  incur significantly higher and more sustained advertising and promotional expenditures than we currently  anticipate  to attract and convert  potential  customers to purchasing customers. To promote our brand, we will incur substantial expense in our advertising efforts in newspapers, magazines and other forms of traditional media,  together with advertising on web sites that we believe our customers are likely to visit. We will also incur substantial  expense in our efforts to enter into

Cyber Informatix, Inc.

strategic  alliances  with online and more  traditional  companies that we believe will promote our brand and drive customers to our web site.  Ultimately, we will also need to expend funds to develop content to help build our brand and attract customers to our web site. We may be unable to achieve profitability if we incur unreasonably  high costs for  advertising and promotion in traditional media or on the Internet in order to establish our brand.

Because  we have a limited  number of  customers  and the  majority  of our revenues are derived from four customers,  we are at risk because the loss of any of  these  four customers would  adversely affect us and because of  the concentration of our credit risk among so few customers.  As a new business, we lack recognition in the market.

Unless we obtain a sufficient number of customers, investors may lose their investments. The success of our business plan is dependent upon our ability to:

•	Attract a large number of potential customers; and
•	Persuade them to use and purchase our application software products.

Unless we are  successful  in obtaining  and  retaining a  sufficient  number of customers  for our  products within the one-year  period during which the proceeds of this  offering have been  allocated,  investors may lose all or a substantial  portion of their  investments in the shares of common stock being offered by this prospectus.  Further,  the limited funding that will be available to us upon the successful completion of this offering, which is not assured,  may not  enable us to obtain  the  number  and  caliber  of  customers necessary  to  achieve  profitable  operations.  We cannot be  certain  that our customers will accept our software products and solutions over those offered by our competitors. If we fail to persuade customers to utilize our software products of or our competitors  are more  successful  in achieving  sales,  then our revenues  will suffer.

Our current lack of a marketing organization and limited marketing capability may adversely affect customer acceptance and our revenues.

As compared to our company, which lacks the financial, personnel and other resources required to compete with our larger, better-financed competitors, virtually all of our more established competitors have much larger budgets for marketing, advertising and promotion. Ultimately, we will need to expend funds to attract and train customer service personnel to help build our brand and attract customers to our web site.  We anticipate  that  our  very  limited  finances  and  other  resources  may  be a determinative  factor in the decision of any  prospective  marketing or customer support  personnel as to whether to become  employed by our company. We will rely upon the judgment and conclusions of our management, based solely upon their knowledge and prior limited business experience, relative to our needs for marketing  expertise,  until  such  time,  if  ever,  as we  are  successful  in attracting and employing capable marketing and customer support personnel.  As a result, we may not be able to achieve profitability when we expect, or at all.

Intense competition may result in price reductions and decreased demand for our  services  and we will  be at a  competitive  disadvantage  as  compared  to virtually all existing  companies in overcoming these competitive  factors.

For the foreseeable future, we are expected to be an insignificant participant in the software publishing business.  Nearly all existing  software publishing companies are substantially larger and have more substantial operating histories and records of successful  operations;  greater financial  resources,  technical expertise, managerial capabilities and other resources; more employees; and more extensive  facilities  than we have or will have in the foreseeable  future.  We expect to face strong competition from these  well-established  companies  and small independent  companies like ourselves.  Intense  competition may result in price reductions and decreased demand for our services. Our strategy to overcome these  competitive  factors of  targeting  the small to  mid-sized  companies as potential customers and competing on the basis of our reputation among customers as a quality provider of financial publishing  services,  may not be successful. Further,  our  opportunity  to obtain  customers may be limited by our financial resources  and  other  assets.  Consequently,   we  will  be  at  a  competitive disadvantage  in  obtaining  the  facilities,  employees,  financing  and  other resources   required  to  provide  superior,   state-of-the-art  software products and solutions  demanded by customers.  We expect to be less able than our larger  competitors  to cope with generally  increasing  costs and expenses  of doing  business.  Additionally,  it is  expected  that there may be significant  technological  advances in the future and we may not have  adequate creative  management  and  resources  to  enable us to take  advantage  of those advances.

Cyber Informatix, Inc.

Because our Directors and Officers have limited software development experience, we may not be able to achieve profitability or maintain our  operations  with the limited  experience  of these  individuals.

Mr. Donald C. Jones, the President, Chief Executive Officer, and director of our company and Mr. Terry G. Bowering, our Secretary, Treasurer and director are our only employees.  We have no plans to retain any other personnel except one part-time,  administrative  employee for the foreseeable future. Mr. Jones and Mr. Bowering have limited prior experience in our business. See "MANAGEMENT - Business Experience" for a description of their previous business experience.  We may  not be  able  to  achieve  profitability  or  maintain our operations  with the  limited experience of our  executive officers and directors.  We do not have a "key  person" life  insurance policy covering  Mr. Jones or Mr. Bowering.

Because our Chief Executive Officer and President and Director is not bound by an employment agreement, he may leave with little or no prior notice.

We face the risk that Mr. Donald C. Jones could leave with little or no prior notice because he is not bound by an employment agreement. In that event, we may not be successful in replacing him on a timely basis, at  reasonable  rates or upon other terms and conditions acceptable to us.

We depend on our ability to build and  maintain  relationships  with expert consultants  at  acceptable  compensatory  rates  and,  if we fail to build  and maintain these  relationships,  our reputation and the results of our operations may be harmed.  For the foreseeable  future, our business strategy for providing software products and solutions, depends  on  retaining independent  consultants  who are experts in writing the software programs needed to develop our software product line. We do not  presently  have  the  sizeable  cash  resources necessary to employ  personnel with this expertise and experience  in-house.  We hope to  obtain  the funds  necessary  to  compensate  expert  consultants.  Our potential  arrangements or contracts with these  individuals  will not guarantee the availability or quality of services,  establish  guaranteed rates or provide for the continuation of particular compensation arrangements. Any consultant may not  continue to provide his  services to us at initial  rates or at all, and we may not be able to  establish  new  relationships  with  consultants  to  ensure delivery of  comparable  services on terms  acceptable  to us. If the quality of services provided by our consultants falls below our customers' expectations, we may lose  customers.  In addition,  contracts with  consultants may not restrict them from providing  services to our competitors,  which could limit our ability to supply  the  services  requested  by our  customers.  Our  failure to deliver superior software products, solutions, and support to our customers at competitive prices, would harm our reputation and our results of operations.

Because of the constant development of new or improved products in the software industry, we must continually update our products or create new products to keep pace with the latest advances. While we do our best to test these products prior to their release, they may nevertheless contain significant errors and failures, which could adversely affect our operating results.

With the introduction of Microsoft’s “Vista”, a new operating system from Microsoft, and constant changes in the software industry as new standards and processes emerge, we will be required to continually update our suite of software application products to keep pace. While we do our best to test these products prior to their release, due to the speed with which we are required to release new or updated products to remain competitive, they could be released with errors or they may fail altogether. These errors or failures may put the users of our software at risk because their computers will not be adequately protected against spyware, viruses, spam or phishing attacks. We try to reduce this risk by constantly upgrading our software and by working closely with the creators of the operating platforms, particularly Microsoft, to make sure that our software works with the operating platform. However, if our existing suite of Internet security products and our future products fail to perform adequately or fail entirely, our operating results could be adversely affected.

To date, our business has been developed assuming that laws and regulations that apply to Internet communications and e-commerce will remain minimal. Changes in government regulation and industry standards may adversely affect our business and operating results.

Cyber Informatix, Inc.

We have developed our business assuming that the current state of the laws and regulations that apply to Internet communications, e-commerce and advertising will remain minimal. At this time, complying with these laws and regulations is not burdensome. However, as time exposes various problems created by Internet communications and e-commerce, laws and regulations may become more prevalent. These regulations may address issues such as user privacy, spyware, pricing, intellectual property ownership and infringement, taxation, and quality of products and services. This legislation could hinder growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium. Changes in current regulations or the addition of new regulations could affect the costs of communicating on the Internet and adversely affect the demand for our products or otherwise harm our business, results of operations and financial condition.

We do not know with certainty how existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, illegal content, retransmission of media, personal privacy and data protection will apply to the Internet or to the distribution of proprietary content over the Internet. Most of these laws were adopted before the advent of the Internet and related technologies and therefore do not address the unique issues associated with the Internet and related technologies. Depending on how these laws developed and are interpreted by the judicial system, they could have the effect of:

•	limiting the growth of the Internet;
•	creating uncertainty in the marketplace that could reduce demand for our products and services;
•	increasing our cost of doing business;
•	exposing us to significant liabilities associated with content distributed or accessed through our products or services; or
•	leading to increased product and applications development costs, or otherwise harm our business.

Our business is the development and distribution of software via the Internet. If we do not protect our proprietary information and intellectual property rights and prevent third parties from making unauthorized use of our technology, our business could be harmed.

We rely on a combination of copyright, patent, trademark and trade secret laws, confidentiality procedures, contractual provisions and other measures to protect our proprietary information, especially our software codes. All of these measures afford only limited protection. These measures may be invalidated, circumvented or challenged, and others may develop technologies or processes that are similar or superior to our technology. We may not have the proprietary information controls and procedures in place that we need to protect our proprietary information adequately. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy our software or obtain or use information that we regard as proprietary, which could harm our business.

Our trademarks, trade secrets, copyrights and other intellectual property rights are important assets to us. There can be no assurance that the protections provided by these intellectual property rights will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products.

As the number of products in the software industry increases and the functionality of these products further overlaps, we believe that we may become increasingly subject to infringement claims, which could include patent, copyright and trademark infringement claims. In addition, former employers of our former, current or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of these former employers. Any such claim, with or without merit, could:

Cyber Informatix, Inc.

•	be time consuming to defend;
•	result in costly litigation ;
•	divert management’s attention from our core business;
•	require us to stop selling, delay providing or redesign our product; and
•	require us to pay monetary amounts as damages, for royalty or licensing arrangements.

Our technical systems are vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations are vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our  technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our consumers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our online advertisers, and our revenue may decline and our business could suffer.

We rely on an outside firm to host our servers, and a failure of service by these providers could adversely affect our business and reputation.

We rely upon a third party provider to host our main server. In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer server ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. We also rely on a third party provider for revenue, Google Adsense. A failure or limitation of service or available capacity by any of these third party providers could adversely affect our business and reputation.

Our business depends in part on the growth and maintenance of the Internet and telecommunications infrastructure

The success of our business depends in part on the continued growth and maintenance of the Internet and telecommunication infrastructure. This includes maintaining a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services. Internet infrastructure may be unable to support the demands placed on it if the number of Internet users continue to increase or if existing or future Internet users access the Internet more often or increase their bandwidth requirements. We have no control over the providers of access services to the Internet. Interruptions, delays or capacity problems with any points of access between the Internet and our websites could adversely affect our ability to provide services to users of our websites. The temporary or permanent loss of all or a portion of our services on the Internet, the Internet infrastructure generally, or our users’ ability to access the Internet, could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Cyber Informatix, Inc.

Our market is characterized by rapid technological change, and if we fail to develop and market new technologies rapidly, we may not become profitable in the future.

The Internet and the online commerce industry are characterized by rapid technological change that could render our existing software products obsolete. The development of our software and e-commerce website entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our website to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

Because our executive management will continue to control our company, they will be able to determine the outcome of all matters requiring approval of our shareholders.

Mr. Donald C. Jones,  our  Director, President, and Chief Executive Officer, and  owner  of  2,500,000   shares  of  our outstanding  common  stock,  is a  controlling  person  of  our company because of his position and share  ownership.  Even  following  the completion of this offering,  Mr. Jones would potentially own 31.5 % of our  outstanding shares of common stock.  Therefore,  our management  will be able to determine  the outcome of all matters  requiring  approval by our  shareholders, including  the  election  of  directors  and the  approval  of  mergers or other business combination transactions. See "Principal Shareholder" for a description of management's share ownership and "Management" for background on Mr. Jones.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.

Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.  Because of the inherent limitations of internal control, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process.  Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

As of September 30, 2008 management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") and SEC guidance on conducting such assessments.  Based on that evaluation, they concluded that, during the period covered by this report, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below.  This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; and (3) ineffective controls over period end financial disclosure and reporting processes.

RISKS RELATED TO THIS OFFERING

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities.

Cyber Informatix, Inc.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.02 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of our company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Investing in our company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is very speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire investment. The business objectives of the company are also speculative and we may be unable to satisfy those objectives. Shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

There is no public  market for our common  stock  and,  if a public  market fails to develop or be  sustained,  then  investors  may be unable to sell,  and therefore  lose their  investments  in, the shares of common stock.

There is no public  market  for our  common  stock and there is no  assurance  that a public market will develop as a result of this offering or, if developed,  that it will be sustained. Many brokerage firms may not effect transactions in the securities and many lending  institutions may not permit their use as collateral for loans. The common stock will be traded,  if at all, in the "pink sheets"  maintained by members of the National Association of Securities Dealers, Inc., and possibly on the Over The Counter  Bulletin Board. We will not satisfy the requirements  either for being  quoted on the  National  Association  of  Securities  Dealers'  Automated Quotations  System  or  for  listing  on  any  national   securities   exchange. Accordingly,  until we qualify for NASDAQ or listing on an exchange, any trading market that may develop  for the common  stock is not  expected to qualify as an "established  trading market" as that term is defined in Securities and Exchange Commission regulations, and is expected to be substantially illiquid.

In the event that the company’s shares are traded, they may trade under $5.00 per share and may be deemed a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of the company’s shares.

In the event our shares are traded and our stock trades below $5.00 per share, our stock would be deemed to be a "penny stock" and therefore subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission (see above and the “Market for Common Equity and Related Stockholder Matters” section at page 32 for discussions of penny stock rules), FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending

Cyber Informatix, Inc.

speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 common shares, of which 5,445,000 are issued and outstanding as of the date of this prospectus. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future.

Our stock price will fluctuate after this offering, which may result in substantial losses for investors.

The offering price for the shares of common stock being offered by this prospectus was arbitrarily  selected and the trading price will fluctuate  after this offering once trading  commences, if ever. The fluctuations of the stock price could result in substantial losses for investors. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which will be beyond our control.  These factors include:

•	Quarterly variations in operating results;
•	Announcements by us or our competitors of new product and service offerings, significant contracts, acquisitions or strategic relationships;
•	Publicity about our company, our products and services or our competitors;
•	Additions or departures of key personnel;
•	Any future sales of our common stock; and
•	Stock market price and volume fluctuations of publicly-traded companies in general.

The trading prices of many public  companies have been  especially  volatile and many are at or near  historical  lows.  Investors  may be unable to resell their shares of common stock at or above the offering price.

New shareholders will incur substantial  dilution of approximately  $.03 to $.04  per  share  as a  result  of  this  offering.

The  current  shareholders  of Cyber Informatix, Inc. who are registering their shares of common stock in this offering acquired their shares at an average cost of $.01 per share,  which is substantially  less than the price of $.02 per share to be paid by new investors in this  offering.  Accordingly,  the offering  price is  substantially  higher  than the book  value per share of our outstanding common stock. As a result, an investor who acquires shares of common stock  in  this  offering   will  incur   immediate   substantial   dilution  of approximately  $.04  per  share,  in the  event  of the  maximum offering. See "Dilution" for a more detailed  description of how new  shareholders  will incur dilution.

The proceeds of this offering may be inadequate to sustain our continued operation.

The maximum net proceeds of this offering is $50,000, and, therefore, are sufficient to conduct only a limited amount of activity.  Particularly if only the minimum number of shares of common stock being offered is sold,  our continued operation  will be dependent on our ability  to  generate  significant   operating  revenue  or  procure  additional financing.  There is no assurance  that we will be able to generate  significant revenue or that we can obtain any additional financing on terms favorable to us. If we are unable to achieve  profitability  or raise  additional  funds or if we encounter unexpected  difficulties and expenses,  then our business strategy may not be successful.

Cyber Informatix, Inc.

Sales of substantial amounts of our shares may depress our stock price.

A total of 3,445,000 shares being offered by our company in this offering (consisting of 945,000 shares from selling shareholders plus potentially an additional 2,500,000 shares issued directly from the company ) will be available for resale immediately after the effectiveness of this offering.  The remaining 4,500,000 shares of common stock held by our Directors and Officers become eligible for resale pursuant to Rule 144 commencing after September 28, 2008. Sales of a substantial number of shares of our common stock could cause our stock price to fall.  In addition, the sale of these shares could impair our ability to raise capital through the sale of additional stock.  After this offering,  (assuming this total includes the maximum offering of shares of 2,500,000) we will potentially have a total of 7,945,000 shares of common stock  outstanding,  including  3,445,000  shares  that we are  selling in this offering  that may be resold immediately  in the public  market.  As stated, the remaining 4,500,000 shares will be eligible for resale in the public market pursuant to Rule 144 commencing after September 28, 2008.

There is no guarantee that we will be able to raise the necessary  funds in this offering or that additional funds will be available to us when we need them and,  if  financing  is  unavailable,  we may need to  dramatically  change  our business  plan,  sell,  merge our  business,  or face  bankruptcy.

Based on our current  projections,  we will need to raise funds after the  expiration  of one year  from  the  closing  of this  offering  through  the  issuance  of  equity, equity-related  or debt  securities  in  addition to the funds we are raising in this offering.  However, there is no guarantee that we will be able to raise the funds in this  offering  that are  necessary  to maintain  our  business for the  following year. We cannot be certain that  additional  capital will be available to us on favorable terms when required,  or at all. If this additional financing is not available to us, we may need to  dramatically  change our business  plan, sell or merge our  business or face  bankruptcy.  In  addition,  our issuance of equity or  equity-related  securities  will  dilute the  ownership  interest  of existing  shareholders  and our issuance of debt  securities  could increase the risk or perceived  risk of our  company.  Any of these  actions  could cause our stock price to fall.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 7 to 13, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

Cyber Informatix, Inc.

SECURITIES AND EXCHANGE COMMISSION’S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an  internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

THE OFFERING

This prospectus relates to the registration of a total of 2,500,000 common shares of Cyber Informatix, Inc. A total of 2,500,000 shares of common stock of Cyber Informatix, Inc., will be offered at $.02 per share. This is a "best efforts" offering, which means that we will use our best efforts to sell the common stock and there is no commitment by any person to purchase any shares. Cyber Informatix, Inc., a Nevada corporation, offers for sale, on a self-underwritten basis, a maximum of 2,500,000 shares at a price of $0.02 per share in this offering. There is no minimum number of shares required to be sold to close the offering. The offering period will be open for 30 days and management at their sole discretion may terminate the offering at any time prior to the expiration of the initial 30 days of the offering. Management at their sole discretion may extend the period for an additional 60 days of the offering if not all 2,500,000 shares are sold at the end of the initial 30-day offering period. Proceeds from the sale of the shares will be used to fund the initial stages of the company’s marketing plan to grow the business. This offering will end no later than three (3) months from the offering date. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock. There is no public market for the common stock and no assurance that a public market will develop by reason of this offering.

This prospectus also relates to 945,000 issued common shares to be sold by the selling stockholders identified in this prospectus that the registrant has agreed to register under the Securities Act of 1933. On June 30, 2008 we issued a total of  945,000 common shares to 19 individuals residing outside of the United States pursuant to Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. We intend to register the common stock under the Exchange Act. The shareholders will sell their shares for the duration of this offering at $0.02 per share. The 945,000 shares are restricted securities and therefore can not be sold unless they are registered or sold in a transaction which is exempt from registration.

Our offering price of $0.02 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The selling stockholders will sell their shares of our common stock at $0.02 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. After this registration statement is declared effective we will file the Form 8-A under the United States Exchange Act of 1934 to become a fully reporting company. We intend to make an application for quotation, through a market maker,  to file a 15c-211 with the NASD to apply to the NASD to have our shares quoted on its over the counter bulletin board quotation service following our registration statement becoming effective. As of the date of this registration statement, our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

The primary affiliates of our company, Donald C. Jones (our Chairman, President, and CEO) and Terry G. Bowering (our Secretary and Director) who hold 2,500,000 shares and 2,000,000 shares respectively, (an aggregate of 4,500,000 common shares as of the date of this registration statement), will not be selling their shares in this offering. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders. Please see the Plan of Distribution section at page 31 of this prospectus for a detailed explanation of how the common shares may be sold.

Cyber Informatix, Inc.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common stock being offered by this prospectus.  We have arbitrarily established the offering price of the common stock and it should not be considered to bear any relationship to our assets, book value or net worth and should not be considered to be an indication of our company’s value.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The proceeds from the sale of the new shares being offered (up to a maximum of 2,500,000) will vary depending on the total number of shares actually sold in the offering. If all 2,500,000 shares offered hereunder are sold, there would be a total of 7,945,000 common shares issued and outstanding. If the maximum 2,500,000 shares were sold the proceeds will be $50,000. Adding the offering proceeds to the net tangible book value as at September 30, 2008, our total net tangible book value would be ($41,660). Dividing our net tangible book value by the number of shares outstanding after the sale of the maximum offering results in a per share net tangible book value of approximately ($0.0052).

Therefore, the shareholders who purchase shares in this offering will suffer an immediate dilution in the book value of their shares of approximately $.0252 or approximately 126.5% and our present shareholders will receive an immediate book value increase of approximately $.0222 per share.

The following table demonstrates multiple scenarios of proceeds realized from the offering ranging from realizing 10% of the proceeds up to realizing 100% of the proceeds of the offering in order to illustrate the per share dilution effect of the offering of the new shares. The first scenario assumes the completion of this offering by the sale of 10% of the maximum of 2,500,000 shares (250,000 shares) of common stock for proceeds of $5,000, and the last scenario assumes the completion of the maximum offering of 2,500,000 shares of common stock for proceeds of $50,000.

Dilution Calculation	10% 250,000 Shares	25% 625,000 shares	50% 1,250,000 shares	75% 1,875,000 shares	100% 2,500,000 shares
Initial public offering price per share	$0.02	$0.02	$0.02	$0.02	$0.02
Net tangible book value per share at September 30, 2008	$(0.0168)	$(0.0168)	$(0.0168)	$(0.0168)	$(0.0168)
Increase in net tangible book value per share attributable to new investors	$0.032	$0.0297	$0.0267	$0.0242	$0.0222
Net tangible book value per share after offering	$(0.0152)	$(0.0129)	$(0.0099)	$(0.0074)	$(0.0052)
Dilution per share to new investors	$0.0352	$0.0329	$0.0299	$0.0274	$0.0252

Dilution will be increased by the amount of our operating losses for the period from October 1, 2008, to the closing date of the offering being made by this prospectus.
                                                            `
USE OF PROCEEDS

The 945,000 shares of common stock offered hereby by the selling stockholders are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of this common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.

Cyber Informatix, Inc.

The following table demonstrates multiple scenarios of proceeds realized from the offering ranging from realizing 10% of the proceeds up to realizing 100% of the proceeds from the offering to illustrate the effect of each offering scenarios of the new shares on the application and allocation of the proceeds. The first scenario assumes the completion of this offering by the sale of 10% of the maximum of 2,500,000 shares (250,000 shares) of common stock for proceeds of $5,000. The last scenario assumes the completion of the maximum offering of 2,500,000 shares of common stock for proceeds of $50,000. We expect to apply and allocate the proceeds of the offering during the following year in substantially the manner set forth in the table below.

Application of Proceeds	10% Proceeds Allocation	25% Proceeds Allocation	50% Proceeds Allocation	75% Proceeds Allocation	100% Proceeds Allocation
Professional Fees (1)	$5,000	$5,000	$5,000	$5,000	$5,000
Software/Website Development (2)	-	$5,000	$10,000	$20,000	$25,000
Marketing/Advertising (3)	-	$2,500	$5,000	$10,000	$15,000
Working Capital	-	-	$5,000	$2,500	$5,000
Total Net Proceeds	$5,000	$12,500	$25,000	$37,500	$50,000

(1)	Represents accounting, auditing, and legal fees, associated with the preparation and filing of the company’s S-1 Registration Statement.
(2)	Includes the costs of a complete software re-development of Cyberinformatix software products originally developed in “c-sharp” programming. We will utilize “.NET” (Dot Net) programming source code to upgrade, re-design, and make operational improvements to the core software. The objective is to design more user-friendly and marketable software applications for the current market.
(3)	See "BUSINESS - Marketing."

There is no commitment by any person to purchase any or all of the shares of common stock offered by this prospectus and, therefore, there can be no assurance that the offering will be totally subscribed for the sale of the maximum 2,500,000 shares of common stock being offered.

Management  is of the opinion  that the  proceeds  from the  offering  will satisfy our cash requirements for at least the next year and that it will not be necessary,   during  that  period,   to  raise  additional  funds  to  meet  the expenditures required for operating our business.  However, the proceeds of this offering that will be available to us for operating expenses are limited. Because of this and our  inability to  specifically  define our business plan at this time,  management is incapable of predicting with any degree of specificity the  nature  or the  amount  of  operating  expenses  that we will  incur in the one-year period  following the closing of this offering.  The offering  proceeds are expected to be inadequate to fully implement our proposed  business plan and it is anticipated that our continued  operation after the expiration of one year will be  dependent  upon our ability to obtain  additional  debt  and/or  equity financing,  the availability of which cannot be assured.  Since inception, our operations have been principally funded by $74,413 in shareholder loans. As of this date, we have a limited number of customers in our software download database. There is no assurance that we will be successful in obtaining an adequate customer base in the future.

Pending expenditure of the proceeds of the offering substantially in the manner described above, we will make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations and/or money market instruments. We intend to take appropriate measures to insure that we do not inadvertently become an investment company subject to the requirements of the Investment Company Act of 1940. Accordingly, the investments that we will be capable of making using the proceeds of this offering will be limited in nature and with respect to the term of the investment.

SELLING SECURITY HOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the total 945,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the

Cyber Informatix, Inc.

selling stockholders upon termination of the offering. As of the date of this registration statement, there were a total of 5,455,000 shares of common stock outstanding. All of the selling stockholders’ shares detailed in this prospectus were issued on June 30, 2008. The shares issued to the selling shareholders in this prospectus were a result of a private common stock offering (detailed in the table below), which closed June 30, 2008.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of December 5, 2008, and the number of shares of common stock covered by this prospectus. This selling stockholders' table (see below) consists of shareholders that purchased an aggregate of 945,000 shares of our common stock pursuant to pursuant to Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. None of the individuals listed in the table below are U.S. persons as that term is defined in Regulation S. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

This offering was sold at $0.01 per share and was closed on June 30, 2008. The sale price of our common stock was the result of negotiations between the respective purchasers and the company, and was not based on book value or our assets. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. None of these selling security holders have been a Director or officer of our company since our formation on September 10, 2007. All of the selling stockholders named in the table immediately below are residents of Canada.

Name of Selling Stockholder and Position, Office or Material Relationship with Cyber Informatix, Inc.	Common Shares owned by the Selling Stockholder (2)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
Leslie Taylor	150,000	150,000	Nil	0%
Darcy Skwara	100,000	100,000	Nil	0%
Ellen Williams	50,000	50,000	Nil	0%
Charles Truman	40,000	40,000	Nil	0%
Jennifer Adams	30,000	30.000	Nil	0%
Mike Vuong	40,000	40,000	Nil	0%
Suxia Huang	20,000	20,000	Nil	0%
Robert Au	50,000	50,000	Nil	0%
Sandy Li	250,000	250,000	Nil	0%

Cyber Informatix, Inc.

Shanda Winterhalt	25,000	25,000	Nil	0%
Man Ying Lee	20,000	20,000	Nil	0%
Dwayne Melcher	45,000	45,000	Nil	0%
Jack Hilkewich	15,000	15,000	Nil	0%
Danny Irvine	15,000	15,000	Nil	0%
Paul Drouin	12,500	12,500	Nil	0%
Chris Erlenson	12,500	12,500	Nil	0%
Mike Monroe	30,000	30,000	Nil	0%
Gary Streisel	20,000	20,000	Nil	0%
Brent Kroeskamp	20,000	20,000	Nil	0%
Totals:	945,000	945, 000

(1) Assumes all of the shares of common stock offered are sold. The above is based on 945,000 common shares originally issued on June 30, 2008 and outstanding as of the date of this registration statement, as a result of a private placement offering pursuant to Regulation S under the Securities Act of 1933.

(2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

We issued an aggregate of 4,500,000 shares to our primary affiliates Mr. Donald C. Jones, (our President, Chief Executive Officer, and Director), and Mr. Terry G. Bowering, (Secretary, Director) on September 28, 2007 (2,500,000 shares, and 2,000,000 shares, respectively). These affiliates’ shares will not be sold as part of this offering.

DESCRIPTION OF OUR BUSINESS

General

We are a development-stage  company that was organized under the laws of the State of Nevada on September 10, 2007. We develop and market software. For the period from inception  through to September 30, 2008, our total sales were $931 and our net loss was $(46,250).  We have no partnering, joint venture or similar such arrangements and/or commitments to enter into any such agreements.

We were established to pursue opportunities in the pre-packaged downloadable software industry, targeting the personal-use software application market. To launch our business, our current software source code assets and website were purchased on September 28, 2007 via an asset purchase agreement. As well, we retained a software

Cyber Informatix, Inc.

developer and website design firm to develop our business. Our software application products are distributed exclusively via the internet and are available for download only on our fully operational e-commerce website located on the World Wide Web at  www.personalelectronicorganizer.com , and www.cyberinformatix.com .. The website has been further developed to accommodate multi-payment applications. Software and web design development is ongoing with the objective of ensuring that our software products are compatible with current PC operating systems and contain all of the features necessary to maximize “user-friendliness” for the consumer.

Products and Services

As of the date of this prospectus, we design, develop, and distribute software products via the Internet. Currently, our software development and website design services are focused on developing products for our own use and distribution. We may consider offering software development and website design services for outside parties in the future if the demand and market develops, however, our strategy for the next twelve months remains focused on developing and marketing our existing products.

Our feature products have diverse applications. The Cyber Organizer is a multi-purpose program package containing a recipes book, photo album, address book, budget, and more. This product is suitable for home applications, hobby activities, and business use. The Tender Costing and Orders systems are aimed at businesses but can also work for home entrepreneurs. The SDK package is a tool for software developers. The Cyber List Manager software package is an effective tool to help manage e-mail marketing campaigns. All of these software products are available via online download at the company’s website. The software applications will run on any computer from Pentium III upwards. We are currently re-developing the software to add more user-friendly features and also to make it compatible with Microsoft’s “Vista” PC operating system. All the programs will run on at least 256mb of internal memory. It is recommended that the programs run on computers with a minimum of 512mb of memory. Approximately 10mb of available disk space is required before installing any of the programs. All the software products are self contained. Each program has its own word processor that can enhance documents into the Rich Text Format (RTF). All programs allow the user to import Microsoft Word documents as long as the docs were saved into RTF format first prior to importing or loading. All the programs use their own version of 'Access' for the database containers and have enough controlled features built in to change the containers at will. All the programs, except the List Manager, contain a Setups manager where the user can change reports and printouts for export to Microsoft Excel or similar spreadsheet programs.

The website is equipped with an e-commerce shopping cart that is integrated into the online payment system. The website accepts most online payment forms including PayPal, Visa, MasterCard, American Express, Diners Card, and E-check payments. Credit card information is transmitted to the card processor company (PayPal Pro) using secure socket layer (SSL) encryption. The customers’ credit card information is not stored on the company’s servers. No human being ever sees a customer’s credit card number at any time while the order is being processed. The payment process is entirely handled online electronically and is securely encrypted.

The free version and the professional version of each of the software products is effectively the same program. In the free version certain functions and operations have been disabled and the number of records that can be contained in the sample containers have also been limited. All of the system’s software was tested on 5-year-old computers and operating systems right up to Windows XP. The software was designed to work on all hardware platforms. It is important to note that we use 3rd party InstallShield software which cannot be guaranteed to function error-free. If a user is having problems installing on the “Vista” operating system platform,  'elevated administrator' privileges must be selected. InstallShield is currently working with Microsoft in resolving any installation problems that the user may experience.

Organizer 6.0 Software Program

This is our feature software product and is at the core of our software development program. It is a multipurpose all-in-one personal organizer software program. It will organize monthly budgets, shopping lists, photo albums, PIN securities, recipes, journals, bills, letters, lyrics and even organize your poems album, and more. The Organizer is a complete home management. Some of the unique features include: password protection, fast, compact and easy to use, powerful quick search function, built in popup help system, sort by any column, database export, unlimited templates, and a contacts management tool.

Cyber Informatix, Inc.

Organizer 6.0 Features:
•
Password Protection - This unique feature facilitates set up protection for individual database templates. This feature is ideal for a security system where only one password is needed instead of dozens login details from your various accounts. For ultimate protection the Organizer incorporates strong military encryption standards (256-bit key)

•	Its fast, compact and easy to use for the average person. The Organizer program maintains a familiar interface similar to other Cyberinformatix software programs and Word documents
•	Powerful Quick Search function easily displays only entries that match a query across all groups. For example: all recipes that match ingredient type search.
•	Built-In Popup Help System - The Organizer also contains it's own, built in, easy to understand, printable help system.
•	Sort by any column - With the Organizer, any database template can be sorted by column in ascending or descending order, plus you can configure which columns are displayed.
•	Database Export - The Organizer can be set up to export your database to other popular formats, grouped or columnar data settings.

Unlimited Templates - The Organizer allows you to set up and create an unlimited number of templates and contains features to add or remove columns from existing templates to suit your specifications.

Benefits of the Organizer 6.0 software:
•	Convenience - Allows the user to consolidate and store all important information in one convenient location – on their computer.
•	Replaces paper, eliminates loss of important information while reducing clutter and stress (For Better Mental Health).
•	Saves time – reduces time wasted searching through stacks of files for information. Use internal search engine to search for information by key words.
•
Versatile and Powerful – templates and databases can be exported to other programs. Enhanced Security – the password protection feature is unique – it allows separate protection for individual database templates within the program.  No longer do you have to remember multiple passwords.  The organizer incorporates strong military encryption standards (256-bit key).

•	Standard templates for various uses included – no setup required. Completely customizable and allows for creation of new templates for various uses.
•	Easy to use – high degree of “user-friendliness” so that the average person does not have to understand the latest technology in order to effectively use the Organizer 6.0 software program.

Free organizer 6.0 templates:
The Cyber Organizer is a powerful yet simple tool to handle everyday tasks, created just for the average person with limited computer skills. It comes preloaded with simple templates each individually designed for a specific purpose already set up and ready to use.  The following free pre-loaded organizer templates come with the purchase of the Organizer 6.0 program:

•
Password Organizer
The program will store all PIN codes, passwords and username log in details securely. The user can see at a glance the information needed, with secure access. It will even store web addresses for important sites – the user just clicks to open the browser and then enters username and password details to proceed.

•	Monthly Budget Organizer - Tracks monthly budget

Saves and tracks monthly bills in one database. Just click a web address to pay bills online, or look up creditor contact information easily. Paying your bills is so easy with all the information saved in one place. And easy budgeting keeps you organized by letting you move items around and set quantities to get to the total you want - totals update automatically. Print out your budget every month to help stay on track.

Cyber Informatix, Inc.

•	Address Book Organizer

The Cyber Organizer helps the user stay in touch with family and friends easily. Saves addresses, important dates and email information. Write colorful letters complete with pictures right in the easy word processor. Then email directly to one person (or a group) with a click or print and send by postal mail! Just use the built-in search function to select people. Holiday greetings have never been so easy! You'll quickly become everyone's favorite person to hear from.

•	Recipe Organizer

Stores recipes in one place for easy meal planning. Select the items you'll make for the coming week. And when you have an ingredient you want to use up but need a good recipe, just search your database of recipes in the Cyber Organizer and all your related recipes will pop up for you! There's even a database of mouth-watering recipes pre-loaded for you!

•	Shopping List Organizer

Everyone loves a good list, and it's so easy to make and store lists with the Cyber Organizer. You can prepare your grocery list every week, as you plan meals using the Recipe Book. Think of the kid's school supplies list. Or holiday gift lists. Just print out a list and take it with you when you go to the store.

•	Credit & Debit Card Organizer

Keep all your credit card numbers, security codes, and the perks of each card in a secure file - you can see easily which one gives you the best insurance for renting a car, booking travel... then make online purchases without digging around to find the actual card in your wallet. The security features of the Cyber Organizer keep all your important information safe and available only to you.

•	Photo Organizer/Scrapbooking

Catalogs personal photos to make scrapbooking easy. Many Cyber Organizer users like to scan photos and index them with a title or comment. Then you can search by theme or sort by timeline easily! Tip: As you scan in photos, note the corresponding Cyber Organizer photo number on the back - then you can choose to use the printed version or the original photo when you're putting together your scrapbook. The Cyber Organizer also makes it easy to back up photos, because they're all saved in one place, just save the photos to CDs so precious photos are not misplaced or lost.

•	Home Inventory Organizer
Maintains a list of the user’s valuable possessions for home insurance, complete with scanned receipts, serial numbers, and photos of belongings.
•	Private Diary Organizer
Keep a journal to express yourself privately - keeps it under lock and key (traditional diaries are way too easy to access!)
•	Gift Lists Organizer
Keep track of ideas for gifts for special people. When the time comes, you can see that great idea you had for Father's Day.
•	Product Warranties Organizer Scan receipts and warranty cards - you'll have the company's contact information and all you need right there when something goes wrong!
•	Insurance Information Organizer Keep coverage summaries of your home, auto, health, and life insurance to check details easily.

Marketing Strategy

Our marketing strategy is designed to attract customers to our website who are most likely to make use of our software application products.

We currently use and/or are planning to use a mix of broadcast media and advertising options, including:
•	Print ads, including PC and Technology magazines;
•	Software technology periodicals;
•	Links to software feature sites
•	Search engine submissions, i.e. Google, Yahoo, etc.
•	Online banners, text links and e-mail newsletters;

Cyber Informatix, Inc.

We will design our advertising to build brand equity, create awareness, and generate initial use of our software application products. As of the date of this prospectus,  our proposed  integrated  marketing  campaign is in the design stage  and we have not yet  taken  any  major steps to  implement  this campaign. Over the next twelve months, we hope to increase traffic and customers to our website by undertaking the following marketing initiatives:

Increased Traffic to Website. Our website traffic, the user experience, and revenue are interrelated. We believe that the more traffic our website gets the more product downloads and sales will result.  Also, the more positive the user experience is in terms of “stickiness” to our website along with an acceptable level of product-use satisfaction, the more sales revenue will be generated. To date, our promotional efforts include website submission to major search engines and optimizing our website for search engine searches that are relevant to our website.

Paid Internet Advertising. Though it is a directory, we consider a paid listing on Yahoo as advertising. We currently have a listing in Yahoo’s directory which we obtained for free because the category classification is not considered commercial. We may have to pay $299 per year to maintain this listing in the future. We will also consider online banner advertising on relevant industry websites such as www.tucows.com, www.download.com , and www.cnet.com. Realistically, the cost of advertising space on these websites is prohibitive for us at this early stage. However, we will test our new version software product when ready on one of these initially, and if results are positive, we will consider raising the necessary funds in the future in order to fund a significant multi-faceted marketing plan that will include heavy exposure on these websites in particular.

Further Website Optimization. We intend to look to increase free traffic from search engines to our website. We have determined the most efficient way to do this is with website optimization. We assess our current site optimization status on an ongoing basis and look for ways to improve on it. Although we have already optimized our website for search engines, it is an ongoing effort to gain higher search engine positioning for relevant keyword searches. We also investigate other search engines and websites to submit our site to for free on an ongoing basis. By optimizing the content on each web page of our site, search engines may perceive the site as more relevant to search terms specific to our website. Optimization of our website is an ongoing, month to month initiative. We expect to spend approximately 20 hours per month on this. We will work closely with Media company that we have under contract. The work is contracted out to a software development, website design and media company, called Melcher Media & Design.

Online Link Program. In conjunction with website optimization, we are evaluating the implementation of a reciprocal link program with various websites in the software industry in order to increase targeted traffic. Such a program could be created and managed manually. We are currently estimating the costs and time involved in setting up such a system. Reciprocal linking simply means exchanging links with other websites that are somehow related to each other.

Further Search Engine Free Submissions. We have submitted our site to a number of free search engines and many search engines have indexed our site automatically. We have submitted our site for listing on DMOZ, one of the largest directories of websites on the Internet. DMOZ does not charge a fee for this listing.

Competition

For  the  foreseeable  future,  we  are  expected  to be  an  insignificant participant in the software development business.  Nearly all existing software development companies  are  substantially  larger  and  have  more  substantial operating  histories and records of  successful  operations;  greater  financial resources,  technical  expertise,  managerial  capabilities and other resources; more employees;  and more extensive  facilities than we have or will have in the foreseeable   future.   We  expect  to  face  strong   competition   from  these well-established  companies  and small  independent  companies  like  ourselves. Intense competition may result in price reductions and decreased demand for our services. Our strategy to overcome these competitive factors is to target the home-use consumer and provide personal-use application software at very competitive prices. We will eventually compete on the basis of our reputation among our customers as a quality low-cost software provider.

We cannot be certain that our strategy will be successful. Regardless of the success of our business strategy described above, our opportunity to obtain customers may be limited by our financial resources and other assets.  Consequently, we will be at a competitive disadvantage in obtaining the facilities, employees,  financing and

Cyber Informatix, Inc.

other resources required to provide the superior, state-of-the-art financial publishing services and solutions demanded  by customers. We expect  to be less able than our  larger competitors to cope with  generally increasing costs and expenses of doing business.  Additionally, it is expected that there may be significant technological  advances in the future  and we may not have  adequate creative management and resources to enable us to take advantage of those advances.

Government Regulation

The development of our products is generally not subject to government regulation. However, laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. These regulations could affect the costs of communicating on the Internet and adversely affect the demand for our products or otherwise harm our business, results of operations and financial condition. The United States Congress has enacted Internet legislation regarding children’s privacy, copyrights, sending of unsolicited commercial email (e.g., the Federal CAN-Spam Act of 2003), spyware (e.g., H.R. 29, the “Spy Act”), and taxation. Other laws and regulations may be adopted in the future. This legislation could hinder growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium.

In addition, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, such as laws against identity theft, that may impose additional burdens on companies conducting business over the Internet. While none of the current laws governing Internet commerce has imposed significant burdens on us to date, in the future our business, results of operations and financial condition could be materially and adversely affected by the adoption or modification of laws or regulations relating to the Internet, or the application of existing laws to the Internet or Internet-based advertising

Employees and Consultants

From September 10, 2007 to September 30, 2008, we have had no full-time employees. Mr. Donald C. Jones, our President and Chief Executive Officer, as well as Mr. Terry G. Bowering, our Secretary and Treasurer, have contracted out for all of our software development, website design, and technical support services.  We believe that this arrangement is adequate to sustain our current level of business operations. We believe it will be necessary in the future to hire our own employees to oversee the technical development of our software products and manage customer service, as our customer base grows over the next twelve to fifteen months.  Currently, Mr. Jones provides office space at his residence for the purpose of conducting all of the administrative duties for the company at a rate of $200 per month. We have accounted for these contributed services as Additional Paid-In Capital amounting to a total of $2,400 from the inception of the business, September 10, 2007 until September 30, 2008. Except for the foregoing, no cash compensation has been awarded to, earned by or paid to either Mr. Jones or Mr. Bowering for all services performed in all capacities for our company through the date of this prospectus.

In the future, we propose to add additional full-time software programmers and web-site design specialists as consultants on an independent contract basis. We have allocated no funds, out of the proceeds anticipated to be received from this offering, for consulting fees or other compensation for proposed consultants. Accordingly, we expect that we will be unable to retain any expert technical consultants  until we realize  significant  profits,  if ever, from our proposed operations or raise  significant  capital from equity  and/or debt  financing in addition to that  anticipated from this offering. We intend to enter into written agreements with these individuals at competitive rates that would provide for an hourly fee, in combination with incentive compensation of some type. We anticipate that these written agreements would contain compensation, confidentiality and three-year, non-competition provisions.

DESCRIPTION OF PROPERTY AND FACILITIES

Since  September 10, 2007, we have  maintained  our  offices,  pursuant to a verbal  arrangement,  at the  residence  of our  President and Chief Executive Officer, currently located at 1645 Cyrene Drive, Carson, California, 90746 . We have accounted for these contributed services in the amount of $200 per month by allocating $1,800 to Additional Paid-In Capital for the year ended June 30, 2008. We anticipate continued utilization of these facilities for the foreseeable future.  The office space we currently occupy is expected to be adequate to meet our foreseeable future needs.  Our telephone number is (306)529-2652 and our facsimile number is (306)352-1597.

Cyber Informatix, Inc.

LEGAL PROCEEDINGS

We know of no material, existing, pending, threatened, or contemplated legal proceedings to which we are a party to or to which our property is subject to. We are not involved as a plaintiff in any material legal proceeding or pending litigation. There are no legal proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

PLAN OF OPERATIONS

Cautionary Statement Regarding Forward Looking Statements

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this registration statement and prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement and prospectus, particularly in the section entitled “Risk Factors” beginning on page 6. Our audited financial statements are stated in U.S. dollars and are prepared in accordance with United States generally accepted accounting principles.

Background Overview

We are a software development and e-commerce company in the development stage and, to date, management has devoted much of its time and effort to organizational and financing matters.  Through the date of this prospectus, we have generated only minimal service revenue and we have realized a net loss from operations. For the period from inception (September 10, 2007) through September 30, 2008, we realized revenues of $931 and a net loss of $(46,250), or less than $(.01) per share. Operating expenses for the period consisted of general and administrative expenses of $19,081, depreciation and amortization expense of $26,896, and interest expense of $1,204.

Plan of Operation

The success of our business is dependent upon consistently driving a significant amount of online users (Internet ‘traffic’) to our e-commerce website that will then download and purchase our software products. Our ability to fully develop our software products and deliver them on a price-competitive basis is also paramount to our success. As our business grows, we must also attract and retain qualified expert software consultants so that we can keep pace with the changing technology and provide customers with useful software applications.

We cannot be certain that:

o	Future service revenue will be significant;
o	Any sales will be profitable; or
o	We will achieve commercial acceptance for any of our software products in the future;

The likelihood of our success will also depend upon our ability to:

o	Raise additional capital from equity and/or debt financing to overcome the problems and risks described herein;
o	Absorb the expenses and delays frequently encountered in the operation of a new business; and
o	Succeed in the competitive environment in which we will operate.

Although  management  intends to explore all available  alternatives  for equity and/or  debt  financing,  including,  but not  limited  to,  private  and public securities  offerings,  we cannot be  certain  that we will be able to  generate additional  capital. Our continuation as a going concern is dependent on our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to achieve profitability. We are unable to accurately calculate the exact cost of our plan of operation over the next twelve months.  The plan of operation over this period is to focus upon completing out software upgrade and our commencing our marketing plan.

Cyber Informatix, Inc.

The full implementation of our business plan, including the employment or retention of experts as  consultants,  is dependent upon our ability to raise significant  additional capital from equity and/or debt financing in addition to that  anticipated  from this offering  and/or achieve  significant  profits from operations.  We  believe  that  we may  not  realize  significant  profits  from operations  in the next year and that it will be necessary  to raise  additional funds after the  expiration of one year  following the closing of this offering. We have no organized plan to raise capital in addition to that anticipated from this offering.  However,  we intend to increase  our efforts to raise  capital, exploring  all  available   alternatives  for  debt  and/or  equity   financing, including,  but not limited  to,  private and public  securities  offerings.  We cannot be certain that these efforts will be successful.  In the event that only limited additional financing is received, we expect our opportunities in the software development business to be limited.  Further,  even if we succeed in obtaining  the level of funding  necessary to fully  implement our business plan and proposed  integrated  marketing  campaign and employ or retain the necessary experts in software development and, in turn,  obtain a sizable  customer base, this will not ensure the realization by us of profits from operations.

Satisfaction of our cash obligations for the next 12 months.

Our plan of operation has provided for us to: (i) initially develop a business plan, and (ii) begin the early stages of our marketing plan (iii) complete phase I of our proprietary software upgrade.

We do not have sufficient cash to enable us to sustain our marketing plan and complete Phase I of our software upgrade over the next twelve to fifteen months. Marketing and software development are integral aspects our operations. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next 12 months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures required to fund our marketing plan, until such time as we are able to either raise the cash required privately or launch another offering. Our Chief Executive Officer and director, Mr. Donald C. Jones has agreed to continue his part time work until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mr. Jones out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months. However, we would not be in a position to complete phase II of our software upgrade and pour marketing expenditures would not be sufficient to drive an adequate amount of traffic to our website which will significantly curtail our online product sales potential.

In the case that we do not realize 100% or at least a substantial percentage of the maximum amount of the funding from the offering of new shares presented in this offering, management has committed to funding a shortfall of up to $50,000. We have estimated that the costs of planned operations for the next twelve months will not exceed $50,000. Our estimate of these costs are as follows:

Unless we successfully realize proceeds from the sale of the new shares in this offering and/or Management provides interim funding directly, we will not be able to conduct planned operations with currently available capital resources beyond the next 90 days. We have estimated that the amount of funding needed to conduct planned operations for the next twelve months, which includes the completion of our first phase of our software re-development as well as our marketing plan to drive online sales, to be approximately $50,000. However, this total is predominantly comprised of variable costs which are non-essential. The primary variable cost that will drive revenues and growth for our online software business is marketing and advertising costs. Given that our web hosting fees and primary Internet search-engine fees are prepaid until the end of 2009 and we will need a maximum of $5,000 at this stage to complete the software re-development phase, we can operate for a period of 90 days to 180 days with a reduced level of funding, if necessary.

Management has not committed in writing or any such formal document to commit to provide funds up to the total amount of $50,000 over the next twelve months. However, since the two Principals, Mr. Donald C. Jones and Mr. Terry G. Bowering have already committed personal funds in the form of shareholder loans to initially fund the company, management and the principals feel that it is in the best interests of the company as well as each principal

Cyber Informatix, Inc.

personally to provide the necessary funds when needed over the next twelve-month period to continue the company’s plan of operations and therefore it is not necessary to provide a commitment in writing. At such time when funds are advanced to the company, the company will issue a promissory note that will stipulate conditions for re-payment. This document (promissory note) will be enforceable in accordance with its terms under the applicable law. Management makes this commitment up to such a time to when the company is generating positive cash flow from operations and/or when the company is in a position to issue additional common stock to raise operating capital that will allow the company to continue with its current business plan. Management feels that when the company is declared effective and therefore a fully-reporting issuer that there will be additional equity financing opportunities. Therefore, management is prepared to provide funds from time to time over the next twelve month period subject to the conditions that the company will issue a corresponding promissory note and that the company will continue to undertake all the steps that are necessary and required to become a fully-reporting public company.

The material costs associated with becoming a publicly reporting company are auditing fees and legal expenses. At the date of this filing, Management estimates that these expenses will be a minimum of $10,000 for the next twelve months. In preparing and submitting our S-1 Registration Statement and any subsequent amendments, we are required to provide annual detailed financial statements which are subject to audit by an SEC qualified Auditor as well as quarterly reviewed financial statements on an ongoing basis after we are declared effective (fully-reporting). In addition, our S-1 Registration Statement and any subsequent amendment, is reviewed and opined by our securities lawyer to ensure that we are compliant with SEC regulations and are providing all required disclosures. Management has deemed these expenses essential in achieving its goal of becoming a reporting company therefore they have made a commitment to personally fund the company in the case of any shortfalls for these expenses that may result from less than expected results from the offering presented in this prospectus.

Summary of any product research and development that we will perform for the term of the plan.

We anticipate undergoing further development and upgrade of our proprietary software in order to make the product compatible with current PC operating systems, in particular, Microsoft’s “Vista”. As well, we have determined that we need to add a number of navigation features to our software to make it substantially more user-friendly. With the proceeds of this offering, we intend to roll out a new version of our software by early 2009.

Expected purchase or sale of plant and significant equipment.

We do not anticipate the purchase or sale of any plant or significant equipment, as such items are not required by us at this time or in the next 12 months.

Significant changes in number of employees.

The number of employees required to operate our business is currently two individuals (our company principals). We currently contract out for our website design and software development services. After we complete the current offering which will allow us to complete our initial software upgrade and commence our marketing plan, and at the end of the initial 12 month period, our plan of operation anticipates our requiring additional capital to hire at least one full time person.

Future Operations and Strategy

Our primary objective for the next twelve months will be to increase traffic and advertising sales on our website, www.cyberinformatix.com and www.personalelectronicorganizer.com ..

Goals

We have the following goals for the next twelve months:

Cyber Informatix, Inc.

•
Increase Traffic to our Website. We intend to continue to use both free and paid online and offline promotion opportunities to attract new traffic to our website. Management believes that increased traffic to our website will continue to result in increased revenue. We believe that as we continue to attract more online users to our website that try our free product trials, it will result in increased sale conversions.

•
Improve Customer/User Experience. We intend to continue to develop our website and software to improve ease of use and “user-friendliness”. Management believes that furtherance of this goal will result in increased “stickiness” of the website, meaning that users will view more pages within the site and voluntarily return to the website more often, both of which should result in sales revenue. We intend to improve the user experience by converting the software source code from the original C++ programming to .NET (Dot Net) which allows the programmer/developer to create a more visually appealing as well as a more effective navigational experience for the user. Furthermore, we intend to launch an updated version of this software and our website in November or December of 2008, as described in the “Description of Business” section. The new version of our software will feature numerous improvements to the user experience and make our software products more appealing and hence enhance product sales.

•
Launch New products. We currently offer a feature product called “Cyber Organizer 6.0”, aimed at the consumer personal-use market. We are considering further developing this concept to extend its application to the corporate market. Specifically, we are considering a time-management and organizer product for the high-level Corporate Executive, as well as a project management product suitable for multiple applications. We are currently in the planning stages for these products.

A more detailed discussion of various aspects of the goals discussed above are set out below after the following discussion of Milestones.

Milestones

The steps needed to make Cyber Informatix, Inc. operational and successful in the twelve month period following completion of this offering are the following:

Over the next 6 months, we will complete the first phase of re-development and upgrade of the current software source code so that our software products will accommodate and be compatible with new PC operating systems such as Microsoft’s “Vista” and generate positive feedback and sales conversions from user free trials; Over the next 12 months, we will aim to reach a critical mass of online customers sufficient enough to generate positive monthly positive cash flows, thorough a comprehensive marketing plan that builds the "Cyber Informatix" brand name by consistently driving traffic to our e-commerce website in a cost-effective manner.

We are currently in the process of achieving the step of marketing and building our software product brand name. However, funding for the completion of these steps is dependent upon the success of this offering, the receipt of capital from equity and/or debt financing in addition to that anticipated from this offering and/or the realization of profits from operations.  Because we are dependent  upon funding in addition to the proceeds of this  offering to achieve the milestones needed to make Cyber Informatix, Inc. operational and successful,  we are  unable  to  anticipate  the  timing  of the  milestones  from when we begin offering the securities after  effectiveness  of the  registration  statement of which this  prospectus is a part.  Further,  because we have only  commenced the first  milestone  listed  above,  we are not yet  able to  determine  the  costs associated  with each  milestone.  Although we do not know the ultimate  cost of completing  the  steps  necessary  in  order  to  become  fully-operational  and profitable,  we expect to be able to initiate a limited  marketing  campaign with the proceeds that we expect  to  receive  from this  offering. We anticipate the necessity of paying a sizeable amount of compensation to expert consultants that we intend to retain as independent contractors to assist in developing our software products for us. The required funds will not be available from this offering and we cannot be certain that we will be able to raise these funds from a private or public securities offering or otherwise.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those

Cyber Informatix, Inc.

discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 7 of this registration statement. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Management’s Report On Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934 as a process designed by, or under the supervision of, the company’s principal executive and principal financial officers and effected by the company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that:

-  Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company;

- Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.  All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.  Because of the inherent limitations of internal control, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process.  Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

As of September 30, 2008 management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") and SEC guidance on conducting such assessments.  Based on that evaluation, they concluded that, during the period covered by this report, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below.  This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; and (3) ineffective controls over period end financial disclosure and reporting processes.  The aforementioned material weaknesses were identified by our Chief Executive Officer in connection with the review of our financial statements as of September 30, 2008.

Cyber Informatix, Inc.

Management believes that the material weaknesses set forth in items (2) and (3) above did not have an effect on our financial results.  However, management believes that the lack of a functioning audit committee and the lack of a majority of outside directors on our board of directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

This annual report does not include an attestation report of the Corporation's registered public accounting firm regarding internal control over financial reporting.  Management's report was not subject to attestation by the Corporation's registered public accounting firm pursuant to temporary rules of the SEC that permit the Corporation to provide only the management's report in this annual report.

Management’s Remediation Initiatives

In an effort to remediate the identified material weaknesses and other deficiencies and enhance our internal controls, we have initiated, or plan to initiate, the following series of measures:

We will create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function when funds are available to us.  And, we plan to appoint one or more outside directors to our board of directors who shall be appointed to an audit committee resulting in a fully functioning audit committee who will undertake the oversight in the establishment and monitoring of required internal controls and procedures such as reviewing and approving estimates and assumptions made by management when funds are available to us.

Management believes that the appointment of one or more outside directors, who shall be appointed to a fully functioning audit committee, will remedy the lack of a functioning audit committee and a lack of a majority of outside directors on our Board.

We anticipate that these initiatives will be at least partially, if not fully, implemented by June 30, 2009.  Additionally, we plan to test our updated controls and remediate our deficiencies by July 31, 2009.

As stated, our timetable to recruit and add an individual or (individuals) to our Board of Directors to form our Audit Committee and act as an Independent will be in the months leading up to but prior to our next fiscal year-end, which is June 30, 2009. We estimate that the cost to our company and compensation to such an individual accepting this position will be a quarterly fee of $1,500 plus any reasonable expenses incurred while attending meetings of the Board of Directors. The quarterly fee will include the cost of conducting any financial evaluation and/or operational reviews that this individual may deem necessary in making an informed assessment of the company’s operational and financial performance as reported by management.

Changes in internal controls over financial reporting

There was no change in our internal controls over financial reporting that occurred during the period covered by this report, that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

Overview – Three Months Period Ended September 30, 2008

During the period we realized revenues of $132 and incurred a net loss of $(13,634). Our operating expenses of $13,466 consisted of general and administrative expenses totaling $6,570 and depreciation and amortization expense of our software and website assets of $6,896 for the period. The software asset is being amortized on a straight-line basis over 3 years. Interest expense on the note payable amounted to $300 for the period.

Liquidity and Capital Resources as at the three months period ended September 30, 2008

As of September 30, 2008, we had total assets of $62,106, consisting of current assets, including cash and cash equivalents of $346 and net software and website assets totaling $61,760. We had a working capital deficit of $(91,660) at September 30, 2008. Our current assets totaled $346. Our current liabilities consisted of shareholder loans totaling $74,413, a note payable in the amount of $16,204, and accounts payable of $1,389. Until the successful completion of this offering, which is not assured, we expect to experience working capital shortages from time-to-time. As of September 30, 2008, our total shareholders' equity was $(29,900) and we had an accumulated deficit of $(46,250). Our current liabilities exceeded our current assets by $91,660.

Cyber Informatix, Inc.

Net cash used in operating activities was $(6,967) for the three months period ended September 30, 2008. We incurred a net loss of $(13,634). Net cash flows from investing activities was ($2,749). Net cash flows from financing activities were $9,450. Cash  decreased  by ($266), from $612 at the beginning of the  period to $346 at the end of the  period.

Overview – September 10, 2007 (date of inception) to June 30, 2008

We realized revenues of $799 and incurred a net loss of $(32,616) for the period from inception (September 10, 2007) through to the fiscal year ended June 30, 2008. Our operating expenses of $32,511 which consisted of general and administrative expenses totaling $12,511 and depreciation and amortization expense of our software and website assets of $20,000 for the period. The software asset is being amortized on a straight-line basis over 3 years. Interest expense on the note payable amounted to $904 for the period.

Liquidity and Capital Resources as at the Year Ended June 30, 2008

As of June 30, 2008, we had total assets of $66,519, consisting of current assets, including cash and cash equivalents of $612 and net software and website assets totaling $65,907. We had a working capital deficit of $(92,223) at June 30, 2008. Our current assets totaled $612. Our current liabilities consisted of shareholder loans totaling $74,413, a note payable in the amount of $15,904, and accounts payable of $2,518. Until the successful completion of this offering, which is not assured, we expect to experience working capital shortages from time-to-time. As of June 30, 2008, our total shareholders' equity was $(26,316) and we had an accumulated deficit of $(32,616). Our current liabilities exceeded our current assets by $92,223.

Net cash used in operating activities was $(7,394) for the period from inception (September 10, 2007) to June 30, 2008. We incurred a net loss of $(32,616). For the period from inception to June 30, 2008, net cash flows from investing activities was $(70,907), being the cash outlays for the initial purchase of the software source code and website assets and additional website design work and development. Net cash flows from financing activities were $78,913, which includes proceeds from shareholder loans of $74,413. Cash  increased  by $612,  from  $-0- at the beginning  of the  period  to  $612  at the end of the  period.

Should our efforts to raise additional capital through equity and/or debt financing fail, management is expected to provide the necessary working capital so as to permit us to continue as a going concern. Should it be necessary, Management has committed to providing funding in an amount up to $50,000 over the next twelve months to ensure that the company’s operations can continue. The nature of our business model is such that we have minimal fixed overhead expenses. Our primary fixed cost on an ongoing basis is our web server hosting fees which keep our e-commerce website live on the Internet. These fees have been prepaid, as per our agreement with Melcher Media & Design, until the end of 2009. Funds are primarily needed to pay accounting and legal fees associated with filing our S-1 Registration statement in order to become filly reporting. All other costs are variable and related to marketing and advertising to drive sales. We anticipate that with a guarantee from Management to commit funds, as mentioned above, we will have sufficient funds to complete the current software development process to a stage where it is a marketable and viable product.

Off-Balance Sheet Arrangements

As of January 29, 2009 , we had no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Inflation

We believe that inflation has not had a material impact on our business.

Cyber Informatix, Inc.

Seasonality

We do not believe that our business is seasonal.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed

Donald C. Jones	President, Chief Executive Officer, and Chairman	50	September 11, 2008

Terry G. Bowering	Secretary, Treasurer, Director	48	September 11, 2008

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

Donald C. Jones,   B.Sc.
Director, President, Chief Executive Officer, Chief Financial Officer

Mr. Jones has over 18 years experience in financial services initially in the retail banking industry and later as a Finance Management Specialist in the automobile dealership industry in Southern California. Mr. Jones is a former professional football player in the Canadian Football League (CFL) and the United States Football League (USFL). Mr. Jones holds a Bachelor of Science Degree in Finance from the University of Southern California. Mr. Jones is a resident of Alta Loma, California. Mr. Jones was appointed to the position of Director on September 11, 2007, to serve until his successor has been elected and qualifies.

Terry G. Bowering, MBA, B.Admin.
Director, Secretary, and Treasurer

Currently, Mr. Bowering is employed as Managing Director and General Manager of China Doll Foods Ltd. in Regina, Saskatchewan, Canada. Mr. Bowering also oversees the corporate development and administrative duties for the parent company, Allstar Restaurants, of which he is also a Director. From 1999 to 2003 Mr. Bowering was a Director and Chief Executive Officer of Netforce Systems Inc., an Internet Services company, based in Antigua, West Indies. Prior to that time, Mr. Bowering worked as an Investments Advisor at Levesque Securities in Vancouver, Canada.  Mr. Bowering holds a Bachelor of Administration degree (B.Admin.) in Finance from the University of Regina, and a Master of Business Administration degree (MBA) from the University of Saskatchewan, Canada. Mr. Bowering is a resident of Regina, Canada. Mr. Bowering currently spends approximately 20% of his available time in assisting with the administrative duties required by Cyber Informatix, Inc. Mr. Bowering was appointed to the position of Director on September 11, 2007, to serve until his successor has been elected and qualifies.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Cyber Informatix, Inc.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended June 30, 2008 and 2007; and

(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended June 30, 2008 and 2007, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Donald C. Jones President, CEO,and Director(1)	2008 2007	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Cyber Informatix, Inc.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Terry G. Bowering Secretary, Treasurer and Director(2)	2008 2007	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1) Donald C. Jones became our Director, President, and Chief Executive Officer on September 11, 2007.
(2) Terry G. Bowering became our Director, Secretary, and Treasurer on September 11, 2007.

General

The  individual  named in the table above as President, Chief Executive Officer, and Director, Mr. Donald C, Jones, may be deemed to be our  "parent" and  "promoter," as those terms are defined in the General Rules and Regulations under the Securities Act of 1933. The  individual  named in the table above as Secretary, Treasurer, and Director, Mr. Terry G. Bowering, may also be deemed to be our  "parent" and  "promoter," as those terms are defined in the General Rules and Regulations under the Securities Act of 1933. Our directors are elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.  Our  executive officers are elected by the Board of Directors and hold office until  resignation or removal by the Board  of Directors.  Mr. Jones will devote 50% of his time to our business and affairs. Set forth below under "Business Experience" is a description of the business experience of our officers and directors.  All organizations with which Mr. Jones and Mr. Bowering are or have been previously employed, are not affiliated with us.

From September 10, 2007 through June 30, 2008, Mr. Donald C. Jones, our President, Chief Executive Officer, and Director, has managed the daily administrative duties for our company. From July 1, 2008, and for the foreseeable future, Mr. Jones will devote a greater percentage of his time and effort to our company. Mr. Jones has not received any compensation through the date of this prospectus. No cash compensation has been awarded to, earned by or paid to, either Mr. Donald C. Jones, the President and Chief executive Officer and a Director of our company, or Mr. Terry G. Bowering, the Secretary, Treasurer, and a Director of our company. No portion of the proceeds of this offering has been allocated for executive compensation. It is possible that in the future we may  establish  various  executive  incentive  programs  and other  benefits, including reimbursement for expenses incurred in connection with our operations, company automobiles and life and health insurance, for our executive officer and director,  but none has yet been  granted.  The  provisions  of these  plans and benefits will be at the discretion of our Board of Directors.

Stock Options and Stock Appreciation Rights

From the date of inception (September 10, 2007) to the fiscal year ended September 30, 2008 and up to the date of this registration statement, we did not grant any stock options or stock appreciation rights to any of our directors or officers and there were no stock options or stock appreciation rights outstanding on June 30, 2008.

Compensation of Directors

Our directors receive no compensation pursuant to any standard arrangement for services as a director. We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director, from inception through to September 30, 2008. We have no formal plan now or in the near future for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation

Cyber Informatix, Inc.

committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 annually per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Long-Term Incentive Plans

We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future. Our Board of Directors will have discretion over the provisions of these plans.

Indemnification

Under Nevada law and pursuant to our Articles of incorporation, we may indemnify our officers and directors for various expenses and   damages   resulting   from   acting  in  these  capacities.   Insofar  as indemnification  for liabilities arising under the Securities Act of 1933 may be permitted  to our officers or directors  pursuant to those  provisions,  we have been  informed by our counsel that,  in the opinion of the U.S. Securities and Exchange  Commission,  the indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

Employment Agreements

We have no employment agreement with Mr. Donald C. Jones, the President, Chief Executive Officer, and director of Cyber Informatix, Inc. We may enter into an employment agreement with Mr. Jones after the completion of this offering.

Conflicts of Interest

Our  officers  and  directors  are  subject to the  doctrine  of  corporate opportunities  insofar as business  opportunities  in which we have expressed an interest as evidenced by  resolutions  appearing in our records and minutes from time to time.  All  business  opportunities  within  these  designated  areas of interest  that come to the  attention of our officers and directors are required to be promptly  disclosed and made available to us. Any officer or director may avail  himself  or  herself  of  any  of  these  opportunities  only  after  the opportunity  has been  considered  and  rejected  by  our company or is determined  by the Board of  Directors  to be beyond the scope of the  company's area of  interest.  However, any officer or director is not prohibited from maintaining a business existing prior to the time that it is designated as an area of interest to which the corporate opportunity doctrine applies.

Cyber Informatix, Inc.

Mr. Jones has agreed that he will not act, during any period in which he serves as an executive officer or director of our company, as an officer or director of any other company, whether private or public, engaged in any aspect of our business of providing software application products via the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information  regarding the ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of the  shares of common  stock  offered  by this  prospectus,  by each shareholder  known  by us to be the  beneficial  owner  of  more  than 5% of our outstanding  shares of common stock, each director and executive officer and all directors  and  executive  officers  as a group.  The shareholders listed below have sole voting and investment power with respect to the shares they beneficially own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class Before Offering(1)

Donald C. Jones 5231 Stone Mountain Place. Alta Loma, California 81737	Common Share	2,500,000	45.9%

Terry G. Bowering 10 Cedar Meadow Drive Regina, Sask. S4X 3J6 Canada	Common Share	2,000,000	36.7%

Directors and Executive Officers as a Group	Common Share	4,500,000	82.6%

1.
Based on 5,445,000 shares of common stock issued and outstanding as of the date of this prospectus. Except as otherwise indicated, we believe that the beneficial owners of the common shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Cyber Informatix, Inc.

On September 28, 2007, we issued an aggregate of 2,500,000 newly-issued, restricted shares of common stock to Mr. Donald C. Jones, our President and Chief Executive Officer. On September 28, 2007, we also issued 2,000,000 newly-issued, restricted shares of common stock to Mr. Terry G. Bowering, our Secretary, Treasurer and Director. Consideration for the shares issued was a total of $4,500 ($.001 per share). In exchange for additional funds loaned to the company, a promissory note in the amount of $47,500 was issued to Mr. Donald C. Jones, our President and Chief Executive Officer. In exchange for additional funds loaned to the company, a promissory note in the amount of $26,913 was issued to Mr. Terry G. Bowering, our Secretary and Treasurer. These shareholder loans are payable on demand and carry no set rate of interest and no set term of repayment. Since September 10, 2007, Mr. Jones has provided us with office space located at 5231 Stone Mountain Place, Alta Loma, California, 81737 and now currently at 1645 Cyrene Drive, Carson, California, 90746 . The company has deemed the office rent to be an expense of $200 per month pursuant to a verbal agreement with Mr. Jones. This is accounted for as a credit to Additional Paid in Capital on the balance sheet. As of September 30, 2008, a total of $2,400 has been recorded as office rent expense and credited to Additional Paid in Capital.

Because of his present management position with, organizational efforts on behalf of and percentage share ownership in our company,  Mr. Jones may be deemed to be our "parent" and  "promoter,"  as those terms are defined in the Securities  Act of 1933 and the  applicable  Rules  and  Regulations  under  the Securities  Act of 1933.  Because of these relationships, future transactions between and among our company and Mr. Jones could not be considered to have occurred at arm's-length.

Corporate Governance

We currently act with two (2) directors, consisting of Donald C. Jones and Terry G. Bowering.  We have determined that neither Mr. Jones nor Mr. Bowering are independent directors as defined in section 803 of the Amex Company Guide.

We do not have a standing audit committee at the present time. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K.

We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any revenues from operations to date.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

Cyber Informatix, Inc.

PLAN OF DISTRIBUTION

Offering of 2,500,000 Shares of our Common Stock

This is a self-underwritten offering. We are  offering  to the  public  2,500,000  shares  of  common  stock on a "$50,000 maximum"  basis at a  purchase  price of $.02 per share. This Prospectus is part of a prospectus that permits Mr. Donald C. Jones, our president and chief executive officer, and Mr. Terry Bowering, our Secretary and Treasurer, to sell the shares directly to the public, with no commission or other remuneration payable to him. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Mr. Jones and Mr. Bowering will sell the shares and intend to offer them to friends, family members, acquaintances, and business associates. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. The foregoing statements pertain soley to the portion of the offering in this prospectus being conducted by the company and not the resale of the shares held by the selling stockholders.

Mr. Jones and Mr. Bowering will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	Mr. Jones and Mr. Bowering are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.
Mr. Jones and Mr. Bowering will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Mr. Jones and Mr. Bowering are not, nor will he be at the time of participation in the offering, associated persons of a broker-dealer; and
4.
Mr. Jones and Mr. Bowering meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not brokers or dealers, or have been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

We will not use public solicitation or general advertising in connection with the offering. We will use our best efforts to find  purchasers  for the shares offered by this  prospectus  within a period  of 30 days  from the date of the  prospectus, subject to an extension  for an  additional  period not to exceed 60 days.

Resale of 945,000 Shares by our Current Stockholders

The 945,000 issued common shares of the selling stockholders also offered by this prospectus are being registered to allow public secondary trading by the holders of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of these shares by the selling stockholders. The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Donald C. Jones and Terry G. Bowering, the primary affiliates of our company, will not be selling their shares as part of this offering. These sales may be at fixed or negotiated prices. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

Cyber Informatix, Inc.

(a)
block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
(c)	an exchange distribution in accordance with the rules of the exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions; and
(f)	a combination of any aforementioned methods of sale; and
(g)	any other method permitted pursuant to applicable law.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

Cyber Informatix, Inc.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Mr. Donald C. Jones and Mr. Terry Bowering are the underwriters in this offering, as that term is defined in section 2(a)(11) of Rule 144  the Securities Act of 1933. Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company’s common stock for at least six months to sell within any three month period a number of shares that does not exceed the greater of:

(1)	1% of the number of shares of the subject company’s common stock then outstanding which, in our case, will equal approximately 45,000 shares as of the date of this prospectus; or

(2)	the average weekly trading volume of the subject company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144(k), a person who is not one of the subject company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 4,500,000 shares of our common stock. Of the 4,500,000 shares of our common stock held by our affiliates, 45,000 shares may be sold pursuant to Rule 144 after March 31, 2008 and the other 4,455,000 shares of our common stock may be sold pursuant to Rule 144 after September 30, 2008. Rule 144 applies to the 4,500,000 shares of our common stock except that subparagraph (k) of Rule 144 states that all shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

We are registering 945,000 shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. There are currently 21 shareholders of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

We currently do not have any stock option or equity compensation plans or arrangements.

Cyber Informatix, Inc.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share. There are presently twenty-one shareholders of record and 5,455,000 shares of common stock issued and outstanding. We have not issued or authorized any options, or warrants.  We do not have an authorized class of preferred stock.

All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders.  The shares of common  stock  have no  preemptive, subscription,  conversion  or  redemption  rights  and  may be  issued  only  as fully-paid  and  nonassessable  shares.  Cumulative  voting in the election  of directors  is not  permitted;  which means that the holders of a majority of the issued and  outstanding  shares of common  stock  represented  at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of common stock will not be able to elect any  directors.  In the event of  liquidation of our company,  each  shareholder  is entitled to receive a  proportionate share of our assets  available for  distribution to  shareholders  after the payment of  liabilities.  All shares of our common stock issued and  outstanding are  fully-paid  and  nonassessable  and the  shares  offered  pursuant  to this prospectus, when issued, will be fully-paid and nonassessable.

DIVIDEND POLICY

Holders of shares of common  stock are entitled to share pro rata in dividends and  distributions  with respect to the common stock when, as and if  declared by the Board of  Directors  out of funds  legally  available therefore.  We have not paid any  dividends  on our  common  stock and intend to retain  earnings,  if any,  to finance  the  development  and  expansion  of our business.  Future  dividend  policy is subject to the discretion of the Board of Directors and will depend upon a number of factors,  including  future earnings, capital requirements and our financial condition.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is TranShare Corporation, 5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111, telephone: 303.662.1112.

Cyber Informatix, Inc.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

Macdonald Tuskey Corporate and Securities Lawyers, Suite 1210, 777 Hornby Street, Vancouver, BC, V6Z 1S4, Canada, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Moore & Associates, LLC., independent certified public accountants, 6490 West Desert Inn Road , Las Vegas, NV 89146, has audited the Financial Statements of Cyber Informatix, Inc. for the year ended June 30, 2008 and to the extent set forth in its report,  which are included  herein in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Cyber Informatix, Inc. will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

FINANCIAL STATEMENTS

Our financial statements are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States. The following financial statements pertaining to our company are filed as part of this registration statement: Interim Reviewed financial statements for the three months period ended September 30, 2008 and Audited financial statements for the period from September 10, 2007 (date of inception) to June 30, 2008.

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)

F-1

Cyber Informatix, Inc.

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cyber Informatix, Inc.
(A Development Stage Company)

We have reviewed the accompanying condensed balance sheets of Cyber Informatix, Inc. as of September 30, 2008, and the related condensed statements of operations, stockholders’ equity (deficit), and cash flows for the three-month period ended September 30, 2008 and September 30, 2007 and since inception September 10, 2007 through September 30, 2008. These interim financial statements are the responsibility of the Corporation’s management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Cyber Informatix, Inc. as of June 30, 2008, and the related statements of income, stockholders’ equity and cash flows for the years then ended (not presented herein); and in our report dated September 23, 2008, we expressed an opinion with a going concern paragraph on those financial statements.  In our opinion, the information set forth in the accompanying balance sheet as of June 30, 2008 is fairly stated, in all material respects, in relations to the balance sheet from which it has been derived.

/s/ Moore & Associates, Chartered
Moore & Associates, Chartered
Las Vegas, Nevada
December 3, 2008

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

F-2

Cyber Informatix, Inc.

CYBER INFORMATIX, INC .
(A Development Stage Company)
BALANCE SHEETS
(Unaudited)

	September 30, 2008	June 30, 2008
		(Audited)
CURRENT ASSETS
Cash	$346	$612

TOTAL CURRENT ASSETS	346	612

SOFTWARE AND WEBSITE
Software	82,749	80,000
Website	5,907	5,907
Less: Depreciation and Amortization	(26,896)	(20,000)

TOTAL	61,760	65,907

TOTAL ASSETS	$62,106	$66,519

CURRENT LIABILITIES
Accounts Payable and Accrued Liabilities	1,389	2,518
Note payable	15,000	15,000
Interest Payable	1,204	904
Shareholders' Loans	74,413	74,413

TOTAL CURRENT LIABILITIES	92,006	92,835

TOTAL LIABILITIES	92,006	92,835

STOCKHOLDERS' EQUITY
Common stock; 75,000,000 shares authorized, par value $0.001, 5,445,000 issued and outstanding,(Note 5)	5,445	5,445
Additional Paid In Capital	10,905	10,305
Stock Subscriptions Receivable	-	(9,450)
Accumulated Deficit in the development stage	(46,250)	(32,616)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(29,900)	(26,316)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$62,106	$66,519

The accompanying notes are an integral part of these financial statements.
F-3

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

			From Inception
			September 10,
	Three Months Ended		2007 through
	September 30 Quarter Ended		September 30,
	2008	2007	2008

SALES	$132	$-	$931
COST OF SALES	-	-	-

GROSS PROFIT	132	-	931

OPERATING EXPENSES

General & administrative expenses	6,570	1,473	19,081
Depreciation & amortization	6,896	-	26,896

TOTAL OPERATING EXPENSES	13,466	1,473	45,977
			-
LOSS FROM OPERATIONS	(13,334)	(1,473)	(45,046)

OTHER EXPENSES
Interest Expense	300	-	1,204

TOTAL OTHER EXPENSES	300	-	1,204
			-
LOSS BEFORE INCOME TAXES	(13,634)	(1,473)	(46,250)

PROVISION FOR INCOME TAXES	-	-	-
			-
NET LOSS	$(13,634)	$(1,473)	$(46,250)
			-
Basic loss per share of common stock	$(0.00)	$(0.00)	$(0.00)

Weighted average Number of shares	5,445,000	4,500,000	4,739,469

The accompanying notes are an integral part of these financial statements.
F-4

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(Unaudited)

			Additional	Stock		Totals
	Common Stock		Paid In	Subscriptions	Accumulated	Stockholders'
	Shares	Amount	Capital	Receivable	Deficit	Equity

BALANCE ON INCEPTION
September 10, 2007	-	$-	$-	$-	$-	$-

Common stock issued at $0.001
Per share, September 30, 2007	4,500,000	4,500	-	-	-	4,500

Common stock issued at $0.01
Per share, June 30, 2008	945,000	945	8,505	-	-	9,450

Contributed Capital	-	-	1,800	-	-	1,800

Stock Subscriptions Receivable	-	-	-	(9,450)	-	(9,450)

Net (Loss) for year ended
June 30, 2008	-	-	-	-	(32,616)	(32,616)

BALANCE, JUNE 30, 2008	5,445,000	$5,445	$10,305	$(9,450)	$(32,616)	$(26,316)

Proceeds from stock subscriptions	-	-	-	9,450	-	9,450

Contributed Capital	-	-	600	-	-	600

Net (Loss) for three months ended
September 30, 2008	-	-	-	-	(13,634)	(13,634)
						-
BALANCE, SEPTEMBER 30, 2008	5,445,000	$5,445	$10,905	$-	$(46,250)	$(29,900)

The accompanying notes are an integral part of these financial statements.
F-5

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)
			From Inception
			September 10,
	Three Months Ended		2007 through
	September 30 Quarter Ended		September 30,
	2008	2007	2008
OPERATING ACTIVITIES
Net Loss	$(13,634)	(1,473)	(46,250)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation & amortization	6,896		26,896
Contribution of capital (rent)	600		2,400
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	(829)	1,473	2,593
Net Cash Provided (Used) by Operating Activities	(6,967)	-	(14,361)

INVESTING ACTIVITIES
Purchase of fixed assets	(2,749)	(65,000)	(73,656)
Net Cash Provided (Used) by Investing Activities	(2,749)	(65,000)	(73,656)

FINANCING ACTIVITIES
Common Shares issued	9,450	4,500	13,950
Proceeds from Shareholder loan	-	65,500	74,413
Net Cash Provided by Financing Activities	9,450	70,000	88,363

NET INCREASE (DECREASE) IN CASH	(266)	5,000	346

CASH POSITION, BEGINNING OF PERIOD	612	-	-

CASH POSITION, END OF PERIOD	$346	$5,000	$346

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

CASH PAID FOR DURING THE PERIOD:
Interest	$300	-	1,204
Income Taxes	$-	-	-
NON CASH FINANCING ACTIVITIES:
Stock Subscriptions Receivable	$-	-	-
Contributed Capital	$600	-	2,400
Note Payable for Software Asset Purchase	$-	$15,000	$15,000

The accompanying notes are an integral part of these financial statements.
F-6

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
For The Three-Month Period Ended September 30, 2008

1.	BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations.  The information furnished in the interim consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements.  Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim consolidated financial statements be read in conjunction with the Company’s most recent audited consolidated financial statements and notes thereto as of June 30, 2008. Operating results for the three months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2009.

2.	DESCRIPTION OF THE BUSINESS

Cyber Informatix, Inc. (the "Company") is in the initial development stage and has incurred losses since inception totaling $(46,250) as of September 30, 2008. The fiscal year end of the Company is June 30. The company was incorporated September 10, 2007 under the laws of the state of Nevada as Cyber Informatix, Inc. The company was established to pursue opportunities in the pre-packaged downloadable software industry, targeting the personal-use software application market. The software products are distributed exclusively via the internet and are available for download only. The company intends to develop more software products in the future to add to the current product line.

The company initially purchased software and source code assets via an asset purchase agreement on September 30, 2007. The website has been further developed to accommodate multi-payment applications and functions as a user-friendly e-commerce business. The software products are available via download online at www.cyberinformatix.com and www.personalelectronicorganizer.com ..

3.	CAPITAL STOCK

The company currently has authorized 75,000,000 common voting shares each with a par value of $0.001. As of the year ended June 30, 2008, the company had 5,445,000 common shares outstanding.

On September 28, 2007, the Company issued a total of 4,500,000 shares of its common stock to its founders for total cash proceeds of $4,500. On June 30, 2008, the Company issued a total of 945,000 shares of its common stock to nineteen individuals residing outside the U.S. for total proceeds of $9,450. The company had a total of 5,445,000 shares outstanding as of September 30, 2008.

4.	RELATED PARTY TRANSACTIONS

From inception at September 10, 2007 through to September 30, 2008, the founding shareholders, Donald C. Jones and Terry G. Bowering, who are also Directors of the company, provided loans to the company. The total outstanding balance of the combined shareholder loans as at September 30, 2008 was $74,413 and is shown as a current liability on the balance sheet. These shareholder loans carry no

F-7

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
For The Three-Month Period Ended September 30, 2008

4.	RELATED PARTY TRANSACTIONS (Continued)

interest and no set terms of principal repayment but are payable on demand. The shareholders do not expect to make a specific claim on the interest for this loan during the current year or foreseeable future.

In addition, the President of the Company, Mr. Donald C. Jones is providing office space at his residence to conduct administrative duties to manage the company’s business. The company deemed this space to have a value of $200 per month (rent expense) of which twelve months rent up to the period ended September 30, 2008 is credited to Contributed Capital and shown on the balance sheet as Additional Paid-In Capital.

5.	GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

From inception at September 10, 2007 through to September 30, 2008, the Company has incurred a net loss of $(46,250). The company’s current liabilities exceed its current assets by $91,660. These factors may create uncertainty about the Company's ability to continue as a going concern.

In order to continue as a going concern and achieve a profitable level of operations, the Company will require, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) raising additional capital through the sale of common stock in additional private placement share offerings expected to commence in late 2008; (2) issuing additional promissory notes to borrow funds that will allow the company to continue to conduct operations; (3) On October 21, 2008, the company initially filed its S-1 Registration Statement to the United States Securities and Exchange Commission with the intention of becoming a fully reporting publicly traded corporation. Management believes that when the company becomes fully-reporting and publicly traded, it will substantially enhance the company’s opportunities to raise capital via stock offerings in the future by providing future liquidity to investors.

Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-8

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)

From Inception At September 10, 2007
Through to June 30, 2008
(Audited)

Cyber Informatix, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cyber Informatix, Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Cyber Informatix, Inc. (A Development Stage Company) as of June 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2008 and since inception on September 10, 2007 through June 30, 2008. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Cyber Informatix, Inc. (A Development Stage Company) as of June 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2008 and since inception on September 10, 2007 through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 8 to the financial statements, the Company has incurred a net loss of ($32,616) as of June 30, 2008 and its current liabilities exceed its current assets by $92,223, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moore & Associates, Chartered
Las Vegas, Nevada
September 23, 2008

Cyber Informatix, Inc.

CYBER INFORMATIX, INC .
(A Development Stage Company)
BALANCE SHEET
2008
June 30
CURRENT ASSETS
Cash	$612

TOTAL CURRENT ASSETS	612

SOFTWARE AND WEBSITE
Software	80,000
Website	5,907
Less: Depreciation and Amortization	(20,000)

TOTAL	65,907

TOTAL ASSETS	$66,519

CURRENT LIABILITIES
Accounts Payable and Accrued Liabilities	2,518
Note payable	15,000
Interest Payable	904
Shareholders' Loans	74,413

TOTAL CURRENT LIABILITIES	92,835

TOTAL LIABILITIES	92,835

STOCKHOLDERS' EQUITY
Common stock; 75,000,000 shares authorized at $0.001 par value, 5,445,000 shares issued and outstanding, (Note 3)	5,445
Additional Paid In Capital	10,305
Stock Subscriptions Receivable	(9,450)
Accumulated Deficit in the development stage	(32,616)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(26,316)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$66,519

The accompanying notes are an integral part of these financial statements.

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
From Inception at
September 10, 2007
To Year Ended
June 30, 2008

SALES	$799
COST OF SALES	-

GROSS PROFIT	799

OPERATING EXPENSES
General & administrative expenses	12,511
Depreciation & amortization	20,000

TOTAL OPERATING EXPENSES	32,511

LOSS FROM OPERATIONS	(31,712)

OTHER EXPENSES
Interest Expense	904

TOTAL OTHER EXPENSES	904

LOSS BEFORE INCOME TAXES	(32,616)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(32,616)

Basic loss per share of common stock	$(0.00)

Weighted average number of common shares outstanding	4,503,424

The accompanying notes are an integral part of these financial statements.

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

			Additional	Stock		Totals
	Common Stock		Paid In	Subscriptions	Accumulated	Stockholders'
	Shares	Amount	Capital	Receivable	Deficit	Equity

BALANCE ON INCEPTION
September 10, 2007	-	$-	$-	$-	$-	$-

Common stock issued at $0.001
Per share, September 30, 2007	4,500,000	4,500	-	-	-	4,500

Common stock issued at $0.01
Per share, June 30, 2008	945,000	945	8,505	-	-	9,450

Contributed Capital	-	-	1,800	-	-	1,800

Stock Subscriptions Receivable	-	-	-	(9,450)	-	(9,450)

Net (Loss) for year ended
June 30, 2008	-	-	-	-	(32,616)	(32,616)

BALANCE, JUNE 30, 2008	5,445,000	$5,445	$10,305	$(9,450)	$(32,616)	$(26,316)

The accompanying notes are an integral part of these financial statements.

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
From Inception at
September 10, 2007
To Year Ended
June 30, 2008
OPERATING ACTIVITIES
Net Loss	$(32,616)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation & amortization	20,000
Contribution of capital (rent)	1,800
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	3,422

Net Cash Provided (Used) by Operating Activities	(7,394)

INVESTING ACTIVITIES
Purchase of fixed assets	(70,907)

Net Cash Provided (Used) by Investing Activities	(70,907)

FINANCING ACTIVITIES
Common Shares issued	4,500
Proceeds from Shareholder loan	74,413

Net Cash Provided by Financing Activities	78,913

NET INCREASE (DECREASE) IN CASH	612

CASH POSITION, AT INCEPTION, SEPTEMBER 10, 2007	-

CASH POSITION, AT YEAR ENDED JUNE 30, 2008	612

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

CASH PAID FOR DURING THE PERIOD:
Interest	$904
Income Taxes	$-

NON CASH FINANCING ACTIVITIES
Stock Subscriptions Receivable	9,450
Contributed Capital	1,800
Note Payable for Software Asset Purchase	$15,000

The accompanying notes are an integral part of these financial statements.

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
For The Year Ended June 30, 2008

1.     DESCRIPTION OF THE BUSINESS

Cyber Informatix, Inc. (the "Company") is in the initial development stage and has incurred losses since inception totaling $(32,616). The fiscal year end of the Company is June 30. The company was incorporated September 10, 2007 under the laws of the state of Nevada as Cyber Informatix, Inc. The company was established to pursue opportunities in the pre-packaged downloadable software industry, targeting the personal-use software application market. The software products are distributed exclusively via the internet and are available for download only. The company intends to develop more software products in the future to add to the current product line.

The company initially purchased software and source code assets via an asset purchase agreement on September 30, 2007. The website has been further developed to accommodate multi-payment applications and functions as a user-friendly e-commerce business. The software products are available via download online at www.cyberinformatix.com and www.personalelectronicorganizer.com ..

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Financial Statement Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Financial Instruments
All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Software Development Costs
The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Computer Software to Be Sold, Leased, or Otherwise Marketed". Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized. There has been very limited software development costs incurred between the time the software and its related enhancements have reached technological feasibility and its general release to customers. As a result, all software development costs have been charged to product development. For the year ended June 30, 2008, product development costs (software and website) were $5,907. Further, as discussed in Note 3, the Company acquired the initial source code for the Cyberinformatix.com software applications at the inception of the business on September 30, 2007. The company expects to incur further software development costs in the next fiscal year that will result from planned software upgrades as well as development of new products.

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
For The Year Ended June 30, 2008

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Marketing and Advertising Expenses
Advertising expenses are expensed as incurred and consist primarily of various forms of media purchased from Internet-based marketers and search engines. For the year ended June 30, 2008, marketing and advertising expense amounted to $7,314.

Loss Per Common Share
Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potential dilutive securities, the accompanying presentation is only on the basic loss per share.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Income Taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements
In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
For The Year Ended June 30, 2008

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.’This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
For The Year Ended June 30, 2008

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

3.     FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
For The Year Ended June 30, 2008

4.     INTANGIBLE ASSETS

On September 30, 2007, the Company entered into an asset purchase agreement with Cyberinformatix, Inc. of Orlando, Florida, whereby the Company purchased certain assets of Cyberinformatix, Inc., that principally included the software application and associated rights for a total purchase price of $80,000, through a cash payment of $65,000 and the issuance of an interest bearing note payable for $15,000 due in one year from the date of purchase.

The original software source code purchased from Cyberinformatix, Inc., a Florida corporation, is the core of our existing product. This software asset is being amortized over the expected life of three years on a straight line basis. The amortization for the year ended June 30, 2008 is $20,000 and the accumulated amortization is $20,000 as of June 30, 2008.

5.     CAPITAL STOCK

The company currently has authorized 75,000,000 common voting shares each with a par value of $0.001. As of the year ended June 30, 2008, the company had 5,445,000 common shares outstanding.

On September 28, 2007, the Company issued a total of 4,500,000 shares of its common stock to its founders for total cash proceeds of $4,500. On June 30, 2008, the Company issued a total of 945,000 shares of its common stock to nineteen individuals residing outside the U.S. for total proceeds of $9,450.

6.     RELATED PARTY TRANSACTIONS

During the year ended June 30, 2008, the founding shareholders, Donald C. Jones and Terry G. Bowering, who are also Directors of the company, provided loans to the company. The total outstanding balance of the combined shareholder loans as at June 30, 2008 was $74,413 and is shown as a current liability on the balance sheet. These shareholder loans carry no interest and no set terms of principal repayment but are payable on demand. The shareholders do not expect to make a specific claim on the interest for this loan during the current year or foreseeable future.

In addition, the President of the Company, Mr. Donald C. Jones is providing office space at his residence to conduct administrative duties to manage the company’s business. The company deemed this space to have a value of $200 per month (rent expense) of which nine months rent up to the year ended June 30, 2008 is credited to Contributed Capital and shown on the balance sheet as Additional Paid In Capital.

7.     INCOME TAXES

As of June 30, 2008, the Company had net operating loss carry forwards of approximately $32,616 that may be available to reduce future years' taxable income and will expire commencing in 2026. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and, accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

Cyber Informatix, Inc.

CYBER INFORMATIX, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
For The Year Ended June 30, 2008

8.     GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

For the year ended June 30, 2008, the Company has incurred a net loss of $(32,616). The company’s current liabilities exceed its current assets by $92,223. These factors may create uncertainty about the Company's ability to continue as a going concern.

In order to continue as a going concern and achieve a profitable level of operations, the Company will require, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) raising additional capital through sale of common stock in additional private placement share offerings expected to commence in mid to late 2008; (2) conversion of existing promissory notes into common stock; (3) The  company ultimately intends to file an S-1 Registration Statement to the United States Securities and Exchange Commission with the intention of becoming a fully reporting publicly traded corporation. The company anticipates that the S-1 Registration Statement may be filed by end of the year 2008. Management believes that ultimately becoming fully-reporting may enhance the company’s opportunities to raise capital via stock offerings in the future.

Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cyber Informatix, Inc.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are the firm of Moore and Associates, LLC, operating from their offices located at 6490 West Desert Inn Road, LasVegas, NV 89146 . There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the site is http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Cyber Informatix, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer'

Cyber Informatix, Inc.

obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The  following  is an  itemized  statement  of  the  expenses  incurred  in connection with this registration statement and the issuance and distribution of the shares of common stock being registered under this  registration  statement. All such expenses will be paid by our company.

Securities and Exchange Commission registration fee	$10
Legal fees and expenses	2,500
Accounting, Auditing fees and expenses	5,000
Blue sky fees and expenses	500
Transfer agent fees and expenses	1,000
Printing, electronic filing and engraving expenses	500
TOTAL	$9,510

All of the above items are estimates.

Item 14.  Indemnification of Directors and Officers.

Nevada corporation law provides that:
- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;
- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and
- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim,

Cyber Informatix, Inc.

issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or by court order.

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities.

Since September 10, 2007, the date of our inception, we have sold securities in transactions summarized in the following subsections (a) and (b).

(a)

Purchaser	Date of Sale	Consideration	Number of Shares of Common Stock Held
Donald C. Jones	28/9/07	$2,500	2,500,000
Terry G. Bowering	28/9/07	$2,000	2,000,000

Cyber Informatix, Inc.

(b)

On September 30, 2007, we issued non-interest-bearing, demand promissory note in the principal amount of $47,500 payable to Donald C. Jones, an affiliated party. Also on September 30, 2007, we issued a separate non-interest-bearing, demand promissory note in the total principal amount of $18,000 payable to Terry G. Bowering, an affiliated party. These notes were issued to pay for costs associated with initial organization setup and purchase of software assets.

With  respect to the sale  described  in  subsection  (a),  we relied  upon Section 4(2) of the  Securities  Act of 1933 for  transactions  by an issuer not involving  any  public   offering,   as  an  exemption  from  the   registration requirements  of  Section  5  of  the  Securities  Act  of  1933.  As  the  then President/Chief  Executive  Officer/Treasurer  and Secretary,  respectively,  of Cyber Informatix, Inc., Mr. Jones and Mr. Bowering had access to information enabling them to evaluate  the merits and risks of the  transaction  on the date of sale. Mr. Jones and Mr. Bowering each represented in writing that he or she acquired the securities  for  investment  for his or her own  account  and not with a view to distribution. Cyber Informatix, Inc.'s transfer agent has been instructed to issue the certificates representing the securities bearing  a  restrictive  investment  legend.  Each  purchaser  signed a  written agreement  stating that the securities  will not be sold except by  registration under the Securities Act of 1933 or pursuant to an exemption from registration.

With respect to the issuance of the promissory notes described in subsection (b), we relied upon Section 4(2) of the Securities Act of 1933 for  transactions by an issuer not involving any  public  offering, as an  exemption from the registration  requirements of Section 5 of the Securities Act of 1933.  The executive  officers, directors and shareholders of the holder of the promissory notes had a pre-existing personal or business relationship with Cyber Informatix, Inc.’s executive officers.  Each said person had enough knowledge and experience in finance and business matters to evaluate the risks and merits of making the loan to Cyber Informatix, Inc. evidenced by the  promissory  note.  The company made the determination that each of the note holders were a sophisticated investor and as executive  officers,  directors and  shareholders had enough knowledge and experience in business to evaluate the risks and merits of the loan. Additionally, each of these persons had access to the kind of information normally provided in a prospectus. The promissory note holders represented in writing that they received the promissory notes for investment for their own accounts and not with a view to distribution.  The note holders signed a written agreement stating that the promissory notes will not be sold except by registration under the Securities Act of 1933 or pursuant to an exemption from registration.

On September 28, 2007, we allotted and subsequently issued 2,500,000 common shares to Donald C. Jones and 2,000,000 common shares to Terry G. Bowering at an offering price of $0.001 per share for gross offering proceeds of $4,500. Mr. Jones is our founder, President, Chief Executive Officer, and Chairman. Mr. Bowering is our Secretary and Director.

On June 30, 2008 we issued 945,000 common shares to nineteen (19) subscribers at an offering price of $0.01 per share for gross offering proceeds of $9,450 in an offshore transaction pursuant to Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. No directed selling efforts were made in the United States by Allstar Restaurants, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933. The sale price of our common stock in this private placement offering was the result of negotiations between the respective purchasers and the company, and was not based on book value or our assets.

For the private placement share offering aforementioned, we offered our shares of common stock to a limited number of offerees, with whom we had a pre-existing relationship.  Each person purchasing our shares of common stock who we reasonably believed was not an accredited investor (as that term is defined by the provisions of Rule 501(a)), received from us that information specified by the provisions of Rule 502(b).  Additionally, we reasonably

Cyber Informatix, Inc.

believe that each such person either alone or with his or her purchaser representative (as that term is defined by the provisions of Rule 501(h)), has such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of a purchase of our common shares.  For the offering, we discussed with each purchaser in, what we believe to be, reasonable detail the various aspects, including the risks, relating to a purchase of our common stock.

As of the date of the filing of this prospectus, January 29, 2009 , there were a total of 5,445,000 shares of common stock outstanding. None of our selling stockholders in this prospectus are broker-dealers or affiliates of broker-dealers.

Shanda Winterhalt	25,000
Ellen Williams	100,000
Darcy Skwara	50,000
Man Ying Lee	20,000
Robert Au	50,000
Leslie Taylor	150,00
Dwayne Melcher	45,000
Charles Truman	40,000
Jennifer Adams	30,000
Sandi Shan Li	250,000
Mike Monroe	30,000
Gary Sreisel	20,000
Brent Kroeskamp	20,000
Mike Vuong	40,000
Suxia Huang	20,000
Danny Irvine	20,000
Paul Drouin	12,500
Chris Erlenson	12,500
Jack Hilkewich	15,000
Total non-affiliate common shares issued pursuant to Regulation S offering (1):	945,000

Cyber Informatix, Inc.

Donald C. Jones (2)	2,500,000
Terry G. Bowering (2)	2,000,000

Total Common shares issued and outstanding (3)	5,455,000

(1)	945,000 common shares subscribed by shareholders in Regulation S private placement offering at a price of $0.01 per share on June 30, 2008.

(2)
Affiliate common shares issued as follows:  2,500,000 issued on September 28, 2007, and 2,000,000 issued on September 28, 2007 = 4,500,000 total common “affiliate” shares issued to founders. These shares are not offered for sale under this prospectus.

(3)	Total common shares issued and outstanding as of September 30, 2008. Gross offering proceeds combined from the above share issuances as of June 30, 2008 = $13,950.

Item 16.  Exhibits.

The following Exhibits are filed as part of this Registration Statement on Form S-1.

Item Number	Description
(3.1)	Charter and Articles of Incorporation of Cyber Informatix, Inc., as filed September 10, 2007
(3.2)	Bylaws of Cyber Informatix, Inc., approved and adopted on September 10, 2007
(4.1)	Form of stock certificate
(5.1)* *	Opinion and consent of Macdonald Tuskey Corporate and Securities Lawyers dated January 29, 2009 , regarding the legality of the securities being registered
(10.1)	Interest-bearing, Demand Promissory Note dated September 30, 2007, from Cyber Informatix, Inc., as the maker, to Cyber Informatix, Inc., and Terry G. Bowering, as the holders, in the principal amount of $15,000
(10.2)	Non-interest-bearing, Demand Promissory Note dated September 30, 2007, from Cyber Informatix, Inc., as the maker, to Donald C. Jones , as the holder, in the principal amount of $47,500
(10.3)	Non-interest-bearing, Demand Promissory Note dated September 30, 2007, from Cyber Informatix, Inc., as the maker, to Terry G. Bowering, as the holder, in the principal amount of $18,000
(10.4)	Non-interest-bearing, Demand Promissory Note dated June 30, 2008, from Cyber Informatix, Inc., as the maker, to Terry G. Bowering, as the holder, in the principal amount of $18,913
(10.5)	Form of Subscription Agreement
(10.6)	Asset Purchase Agreement between Cyberinformatix, Inc. and Cyber Informatix, Inc., dated September 11, 2007
(10.7)	Project Information Proposal by Melcher Media & Design, dated October 17, 2008
(23.1)* *
Consent of Moore and Associates , Chartered Accountants, 2675 S. Jones Blvd., Suite 109, Las Vegas, NV 89146, dated January 29, 2009 , regarding the use in this registration statement of their report of the auditors and financial statements of Cyber Informatix, Inc. for the period ended September 30, 2008

(23.2)* *	Consent of Macdonald Tuskey Corporate and Securities Lawyers (included in Exhibit (5) hereto).

* Previously Filed. **Filed Herewith.

Cyber Informatix, Inc.

Item 17.  Undertakings.

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;
(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and;
(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.    If the registrant is relying on Rule 430B (230.430B of this chapter):

A.    Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Cyber Informatix, Inc.

(5)  that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cyber Informatix, Inc. pursuant to the foregoing provisions, or otherwise, Cyber Informatix, Inc. has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against said liabilities (other than the payment by Cyber Informatix, Inc. of expenses incurred or paid by a director, officer or controlling person of Cyber Informatix, Inc. in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Cyber Informatix, Inc. will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Cyber Informatix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-1. The registrant certifies further that it has authorized this registration statement and duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carson, California, on this 29th, day of January, 2009.

CYBER INFORMATIX, INC.,

By: /s/ Donald C. Jones
Donald C. Jones
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer.

By: /s/ Terry G. Bowering
Terry G. Bowering
Secretary, Treasurer, and Director

Know all men by these present, that each person whose signature appears below constitutes and appoints Donald C. Jones, as agent, with full power of substitution, for his and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

By: /s/ Donald C. Jones
Donald C. Jones
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer.
Dated: January 29, 2009

By: /s/ Terry G. Bowering
Terry G. Bowering
Secretary, Treasurer, and Director
Dated: January 29, 2009